    As filed with the Securities and Exchange Commission on December 4, 2009,
                          Registration No. 333-158946
 ==============================================================================


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM S-1/A
                                 AMENDMENT NO. 3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               SUNGAME CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                        7370                  20-8017623
           --------                        ----                  ----------
   (State or jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

 501 Silverside Road, Suite 105, Wilmington, DE 19809/ Phone (310) 666-0051
         (Address and telephone number of principal executive offices)

                            Guy M. Robert, President
   501 Silverside Road, Suite 105, Wilmington, DE 19809/ Phone (310) 666-0051
           (Name, address and telephone number of agent for service)

                        COPIES OF ALL COMMUNICATIONS TO:


                Laura E. Anthony, Esq., Legal & Compliance, LLC,
             330 Clematis St., Suite 217, West Palm Beach, FL, 33401
                     phone 561-514-0936 / fax 561-514-0832


Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

--------------------------------------------------------------------------------
Large accelerated filer         [___]         Accelerated filer            [___]
--------------------------------------------------------------------------------
Non-accelerated filer           [___]         Smaller reporting company    [_X_]
(Do not check if a smaller
 reporting company)
--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
  TITLE OF EACH CLASS OF      AMOUNT TO BE    PROPOSED MAXIMUM OFFERING  PROPOSED MAXIMUM AGGREGATE     AMOUNT OF
SECURITIES TO BE REGISTERED    REGISTERED         PRICE PER SECURITY         OFFERING PRICE(1)      REGISTRATION FEE
                                                                                                           (2)
----------------------------------------------------------------------------------------------------------------------
Common   Stock  by  Selling          6,400,000                     $1.50                  $9,600,000          $535.68
Shareholders
----------------------------------------------------------------------------------------------------------------------
Units Consisting of:                 1,000,000                     $1.50                  $1,500,000           $83.70
----------------------------------------------------------------------------------------------------------------------
Common  Stock  included  in          1,000,000                     $1.35                                          (3)
Units (3)
----------------------------------------------------------------------------------------------------------------------
"B"  Warrants  included  in          1,000,000                     $0.10                                          (3)
Units (4)
----------------------------------------------------------------------------------------------------------------------
"C"  Warrants  included  in          1,000,000                     $0.05                                          (3)
Units (5)
Common   Stock   underlying          1,000,000                     $2.50                  $2,500,000          $139.50
the "B" Warrants
Common   Stock   underlying          1,000,000                     $4.00                  $4,000,000          $223.20
the "C" Warrants
----------------------------------------------------------------------------------------------------------------------
(1)      Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)      $906.75 of which was previously paid with Form S-1 Registration #333-158946.
(3)      Amount included in full Unit Fee total


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             SUBJECT TO COMPLETION)
                                   PROSPECTUS
                               SUNGAME CORPORATION


            6,400,000 SHARES OF COMMON STOCK OF SELLING SHAREHOLDERS
                                        &
                                 1,000,000 UNITS
        (each unit consists of one share of common stock, one "B" warrant exercisable for one additional share of common stock and one "C" warrant exercisable for one additional share of common stock)

This is the initial public offering of SunGame Corporation, a Delaware business company. This prospectus covers the resale by selling shareholders named on page __ of __.

We are registering 6,400,000 shares of common stock of selling shareholders for sale on behalf of selling shareholders.

Also, we are offering for sale up to 1,000,000 Units at a price of $1.50 per unit. Each unit consists of one share of common stock, one "B" Warrant and one "C" Warrant. Each "B" and "C" warrant entitles its holder to purchase one additional share of our common stock. In addition to registering the units, we are registering the shares of common stock underlying the units, the "B" warrants and the "C" warrants.

We are making this Offering on a "best efforts, no minimum basis." What this means is that all the net proceeds from the sale of the units and shares in this Offering will be immediately available for use by us, and we do not have to wait until a minimum number of units or shares have been sold to keep the proceeds from any sales. This offering has no escrow agent and we may receive no or little proceeds from the offering. We are under no obligation to sell a minimum number of shares or units in this offering. All funds received will immediately be used by the Company and there will be no Subscription refunds to investors. All subscriptions are irrevocable once accepted by the Company.

We cannot assure you that subscriptions for the entire Offering will be obtained. Our ability to meet our financial obligations and cash needs and to achieve our objectives could be adversely affected if the entire offering of units and shares is not fully subscribed for.


There is no market for our common shares or Warrants and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends. The prices shown in the table below were arbitrarily set based on speculative concepts unsupported by any other comparables. We have set the initial fixed price as follows:

--------------------------------------------------------------------------------
                           TITLE                            PER SECURITY
--------------------------------------------------------------------------------
           Common Stock by Selling Shareholders                $1.50
                           Units                               $1.50
            Common Stock included in the Units                 $1.35
            "B" Warrants included in the Units                  $.10
            "C" Warrants included in the Units                  $.05
              Shares underlying "B" Warrants                   $2.50
              Shares underlying "C" Warrants                   $4.00
--------------------------------------------------------------------------------



THIS OFFERING INVOLVES A HIGH DEGREE OF RISK; SEE "RISK FACTORS" BEGINNING ON PAGE ___ TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.

The Company's proceeds from the sale of the units and new shares to be issued in this offering will be payable to SunGame Corporation. Funds will be transmitted to the accounts of the Company for their immediate use. See "Plan of Distribution."


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE OR PROVINCIAL SECURITIES
COMMISSION, NOR HAS THE SEC OR ANY STATE OR PROVINCIAL SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We intend to have an application filed on our behalf by a market maker for approval of our common stock for quotation on the Over-the Counter Bulletin Board quotation system tradable separately, subject to effectiveness of the Registration Statement. Such application has not yet been filed, nor is there any selected broker/dealer as yet neither.

We are conducting this offering as a "self-underwriting" through our officers and directors, and therefore, we will pay no underwriting fees or commissions.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the date that the registration statement relating to these securities, which has been filed with the Securities and Exchange Commission, becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.



                The date of this Prospectus is December __, 2009.

                                TABLE OF CONTENTS

PART I -  INFORMATION REQUIRED IN PROSPECTUS                                                   Page No.
-----------------------------------------------------------------------------------------------------------
ITEM 1.                   Front of  Registration  Statement and Outside Front Cover Page of      i
                          Prospectus
ITEM 2.                   Prospectus Cover Page                                                  1
ITEM 3.                   Prospectus  Summary  Information,   Risk  Factors  and  Ratio  of      3
                          Earnings to Fixed Charges
ITEM 4.                   Use of Proceeds                                                        14
ITEM 5.                   Determination of Offering Price                                        18
ITEM 6.                   Dilution                                                               18
ITEM 7.                   Selling Security Holders                                               19
ITEM 8.                   Plan of Distribution                                                   22
ITEM 9.                   Description of Securities                                              23
ITEM 10.                  Interest of Named Experts and Counsel                                  25
ITEM 11.                  Information with Respect to the Registrant                             25
                          a. Description of Business                                             25
                          b. Description of Property                                             35
                          c. Legal Proceedings                                                   35
                          d. Market for Common Equity and Related Stockholder Matters            35
                          e. Financial Statements                                                36
                          f. Selected Financial Data                                             37
                          g. Supplementary Financial Information                                 37
                          h.  Management's  Discussion and Analysis of Financial  Condition      37
                          and Results of Operations
                          i. Changes In and  Disagreements  With  Accountants on Accounting      42
                          and Financial Disclosure
                          j. Quantitative and Qualitative Disclosures About Market Risk          42
                          k. Directors and Executive Officers                                    42
                          l. Executive and Directors Compensation                                44
                          m.   Security   Ownership  of  Certain   Beneficial   Owners  and      46
                          Management
                          n. Certain  Relationships,  Related  Transactions,  Promoters And      47
                          Control Persons
ITEM 11 A.                Material Changes                                                       48
ITEM 12.                  Incorporation of Certain Information by Reference                      48
ITEM 12 A.                Disclosure  of  Commission   Position  on   Indemnification   for      48
                          Securities Act Liabilities

ITEM 3. PROSPECTUS SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

OUR COMPANY

SunGame Corporation ("We," "Us," "Our") was organized under the laws of the State of Delaware on November 14, 2006 as SunGame International, Inc. On November 17, 2006, we changed our name to SunGame Corporation. We are a Delaware corporation organized for the purpose of engaging in any lawful business with a current plan to engage in the internet virtual world space.


We are an early development stage company in the process of establishing a three dimensional, virtual world community called GameConnect. Leveraging the increasing popularity of online communities with this proprietary "virtual world", we intend to capitalize on the ever increasing popularity of gaming. With an initial focus on casual and tournament skill-based gaming, we will also offer visitors a broad spectrum of social activities including group chats, music download, media sharing, content creation and other features designed to build the community and generate repeat traffic to the site.

We anticipate generating the majority of our revenues from our advertisers. The general strategy of the virtual communities is to create a virtual world around a game on a massive scale, so that millions can use it at any time. Games are initially free, enabling the community to develop, then as the audience reaches critical mass, retailer and advertising revenue will follow.

We also anticipate that the remainder of our revenue will come from fees charged to players for some of the games and services provided by our website, as described on pages __ through __.


We have begun initial operations and are currently without revenue. Our President, Mr. Robert, and our Director, Mr. Goss, are spending up to 40 hours per week on our business at this time, and our controller and technical manager are part-time, as needed. Through the year ended December 31, 2008, the executive officers contributed their services and have not begun to be compensated.

We are in the developmental stage of our business. In the beginning of 2009, we launched our End User Virtual World system "GameConnect" in Beta version and this Virtual World is publicly available by registering at GameConnect.com. We intend to begin the marketing of the Virtual Worlds towards customers in the corporate arena after adding customers to Game Connect.

Since January 1, 2009, the Company has focus on making improvements to its network architecture. The Company has enhanced the overall appearance of the site; what was formerly SunIsland is now GameConnect.com, and has a world view. This updated version features landmarks and buildings from around the world, such as the Great Wall of China, the Pyramids, the Hollywood sign, etc.

In an effort to optimize and manage our growth, the Company has segregated its operation into two divisions, consumer and business to business.

The consumer division, now branded as GameConnect.com (GameConnect), continues to focus on the continued development and implementation of SunGame's Virtual World Systems for individuals. GameConnect is available to users in both the

United States and Canada. The site focuses on targeting men and women, ages 18 to 28, the primary focus is on the development of a virtual community through casual games and other social networking activities.


GameConnect now offers a number of free applications, including, game play, chat, music download, and limited customization of their virtual world. Subscribers have access to a growing number of features, currently including; significant customization of their virtual world and avatar, including accessories, furniture, clothing, etc. Subscribers can download music, upload videos and pictures, challenge friends to and compete in online game tournaments, earning SunGameBucks for further use in the GameConnect community. The system now includes a cross platform solution where mobile users with Java and Internet can log in to the Virtual World, see a list of the friends that are on line and are able to chat with them.


In addition to working on the continued development of the GameConnect virtual world, the Company continues to establish its capabilities to offer virtual world development and support functions for third parties.

Our Auditors have issued a going concern opinion and the reasons noted for issuing the opinion are our lack of revenues and modest capital.

Factors that make this offering highly speculative or risky are:


     o    There is no market for any securities;
     o    We have no revenues or sales;
     o    We are start up company;
     o We have no prior experience in the internet virtual world community as a company;
     o    We are undercapitalized.


Our executive offices are located at 501 Silverside Road, Suite 105, Wilmington, DE 19809 and the telephone number is 310-666-0051.

SUMMARY OF FINANCIAL INFORMATION

-----------------------------------------------------------------------------------------------
                                                                     As at  September 30, 2009
-----------------------------------------------------------------------------------------------
Total Assets                                                                            $4,373
Current Liabilities                                                                   $300,420
Shareholders' Deficiency                                                              $296,047
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                                                     From November 14, 2006 to
                                                                            September 30, 2009
-----------------------------------------------------------------------------------------------
Revenues                                                                                    $0
Net Loss at during the nine months ended September 30, 2009                           $294,660
Net Loss from November 14, 2006 to September 30, 2009                               $2,166,956
-----------------------------------------------------------------------------------------------

As of September 30, 2009, the accumulated deficit for our company was $2,166,956. As of December 31, 2008, the accumulated deficit for our business was $1,872,296. We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

THE OFFERING


We are registering: (a) 6,400,000 shares listed for sale on behalf of selling shareholders, (b) 1,000,000 Units with each Unit comprised of: (i) one share of common stock, (ii) one "B" common stock purchase warrant and (iii) one "C" common stock purchase warrant. Each "B" and "C" Warrant entitles its holder to purchase one additional share of common stock. In addition to registering the units, we are registering the shares of common stock underlying the Units, the "B" warrants and the "C" warrants.

We intend to offer a maximum of 1,000,000 Units at $1.50 per unit on behalf of our Company to the public for up to 120 days after the effectiveness of the Registration Statement, thereafter deregistering any shares and warrants comprising of such Units remaining unsold to the public, by a post-effective amendment to the Registration Statement, prior to the commencement of the secondary offering on behalf of the selling shareholders.


Our Units (the "Units") consist of one share of our no par value common stock (the "Common Stock"), and two common stock purchase Warrants (the "Warrants"), a "B" Warrant and a "C" Warrant. Each "B" Warrant entitles the holder to purchase one share of Common Stock at $2.50 during the two-year period commencing at the date of issuance of the Warrant and each "C" Warrant entitles the holder to purchase one share at $4.00 during the two year period commencing at the date of issuance of the Warrant. We have the right to call and redeem the Warrants upon 30 days written notice, at $0.001 per Warrant. Our Common Stock and Warrants will be separately transferable immediately after the closing of this offering. There are no transfer limitations on the Units being registered. We have undertaken to keep the registration statement, of which this Prospectus is a part, current during the term of the Warrants. (See "Description of Securities")

A total of $1,500,000 may be raised by us if all 1,000,000 Units are sold. A total of $6,500,000 will be raised by us if all Warrants described above are exercised. Furthermore, given that we have a limited operating history and have not recognized revenues from our activities, it is unlikely that our Warrants will be exercised at $2.50 or $4.00 in the foreseeable future.

There is no market for our shares, the Units or the Warrants and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends. After our offering of 1,000,000 shares to the public, our selling shareholders plan to sell common shares at $1.50, until such time as a market develops for any of the securities and thereafter at such prices as the market may dictate from time to time. There is no market price for the stock and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends. The price of selling shareholders shares was arbitrarily set at $1.50 per share, based on speculative concepts unsupported by any other comparables. We have set the initial fixed price as follows:
--------------------------------------------------------------------------------
                           TITLE                            PER SECURITY
--------------------------------------------------------------------------------
           Common Stock by Selling Shareholders                $1.50
                           Units                               $1.50
            Common Stock included in the Units                 $1.35
            "B" Warrants included in the Units                  $.10
            "C" Warrants included in the Units                  $.05
              Shares underlying "B" Warrants                   $2.50
              Shares underlying "C" Warrants                   $4.00
--------------------------------------------------------------------------------

Common Shares outstanding before this offering                                    10,000,000
Class "A" Warrants outstanding before this offering                                1,000,000
Class "B" Warrants outstanding before this offering                                        0
Class "C" Warrants outstanding before this offering                                        0
Maximum Units being offered                                                        1,000,000
Maximum Common Shares outstanding after this offering (1)                         11,000,000
Maximum Shares Underlying "B" Warrants being offered                               1,000,000
Maximum Shares Underlying "C" Warrants being offered                               1,000,000
Maximum Shares  outstanding if all "B" Warrants are exercised in this
offering                                                                          12,000,000
Maximum Shares  outstanding if all "C" Warrants are exercised in this
offering                                                                          13,000,000
----------------------
(1) Assuming sale of all Units.

We are authorized to issue 100,000,000 shares of common stock. Our current shareholders, officers and directors collectively own 10,000,000 shares of restricted common stock. These shares were issued at an average price of $0.18 per share.


There is currently no public market for our shares as it is presently not traded on any market or securities exchange.

                            OUR COMPANY RISK FACTORS

Our securities, as offered hereby, are highly speculative and should be purchased only by persons who can afford to lose their entire investment in us. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

OUR BUSINESS IS A DEVELOPMENT STAGE COMPANY AND UNPROVEN AND THEREFORE RISKY.

We have only very recently adopted the business plan described herein. Potential investors should be made aware of the risk and difficulties encountered by a new enterprise in the internet virtual world community business, especially in view of the intense competition from existing businesses in the industry.

WE HAVE A LACK OF REVENUE HISTORY AND INVESTORS CANNOT VIEW OUR PAST PERFORMANCE SINCE WE ARE A START-UP COMPANY.

We were formed on November 14, 2006 for the purpose of engaging in any lawful business and have adopted a plan to engage in the internet virtual world space. We have had no revenues in the last five years. We are not profitable and the business effort is considered to be in an early development stage. We must be regarded as a new or development venture with all of the unforeseen costs, expenses, problems, risks and difficulties to which such ventures are subject.

WE HAVE A HISTORY OF LOSSES.

We recently have incurred increased operating expenses without any increase in revenues. We reported a net loss of $294,660 and $80,330, for the nine month periods ended September 30, 2009 and 2008 ($32,940 and $10,035 for the three months ended September 30, 2009 and 2008), respectively. During the years ended December 31, 2009 and 2008, we recognized a net loss of $980,353 and $890,443, respectively.

WE CAN GIVE NO ASSURANCE OF SUCCESS OR PROFITABILITY TO OUR INVESTORS.

There is no assurance that we will ever operate profitably. There is no assurance that we will generate revenues or profits, or that the market price of our common stock will be increased thereby.

OUR AUDITORS HAVE ISSUED A "GOING CONCERN" QUALIFICATION TO ITS OPINION WHICH INDICATES THAT WE DO NOT HAVE ADEQUATE CASH RESOURCES OR CASH FLOW BASED ON OUR FINANCIAL STATEMENTS TO INSURE OUR CONTINUATION IN BUSINESS.

Our independent registered public accounting firm's report on our financial statements as of December 31, 2008 and December 31, 2007, and for the periods then ended, includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. As a result of this going concern modification in our auditor's report on our financial statements, we may have a difficult time obtaining significant additional financing. If we is unable to secure significant additional financing, we may be obligated to seek protection under the bankruptcy laws and our shareholders may lose their investment.

WE MAY HAVE A SHORTAGE OF WORKING CAPITAL IN THE FUTURE WHICH COULD JEOPARDIZE OUR ABILITY TO CARRY OUT OUR BUSINESS PLAN.


Our capital needs consist primarily of expenses related to general and administrative activities and product development and could exceed $300,000 in the next twelve months. Such funds are not currently committed.

We have not generated revenue and have minimal resources to conduct planned operations. We estimate that our monthly expenses to commence planned operations within the next 12 months are approximately $24,000 (approximately $300,000 per year). Thus, using currently available capital resources (the primary source of which is non-binding commitments and expectations from management and current shareholders), we expect to be able to conduct planned operations for a minimum period of 2-3 months. In addition, if only 20% of the Units offered herein are sold to the public (approximately $300,000), we will still have sufficient funds to implement planned operations for 12 months.

At the present time, we have not made any arrangements to raise additional cash, other than through this offering. Should our efforts to raise additional capital through this offering fail, management and current shareholders are expected, but have not committed, to provide the necessary working capital so as to permit us to conduct planned operations until such time as we have begun to generate revenue and/or have become sufficiently funded. However, if we do not begin to generate revenue or cannot raise additional needed funds, we will either have to suspend development operations until we do raise the funds, or cease operations entirely.



OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTEREST WHICH MAY NOT BE RESOLVED FAVORABLY TO US.


Certain conflicts of interest may exist between us and our officers and directors. Our Officers and Directors have other business interests to which they devote their attention and may be expected to continue to do so although management time should be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to us. See "Directors and Executive Officers" (page __), and "Conflicts of Interest" (page __). Our officers are spending part-time in this business - up to 40 hours per week.


WE WILL NEED ADDITIONAL FINANCING FOR WHICH WE HAVE NO COMMITMENTS, AND THIS MAY JEOPARDIZE EXECUTION OF OUR BUSINESS PLAN.

We have limited funds, and such funds may not be adequate to carry out the business plan in the internet virtual world business. Our ultimate success depends upon our ability to raise additional capital. We have not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If we need additional capital, we have no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If not available, our operations will be limited to those that can be financed with our modest capital.

WE MAY IN THE FUTURE ISSUE MORE SHARES WHICH COULD CAUSE A LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND CURRENT STOCKHOLDERS.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of our Company. The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current shareholders, which could present significant risks to investors.

WE HAVE A MINIMAL OPERATING HISTORY, SO INVESTORS HAVE NO WAY TO GAUGE OUR LONG TERM PERFORMANCE.

We were formed on November 17, 2006 and only recently adopted a business plan in the virtual world internet industry. As evidenced by the financial reports we have had no revenue. We must be regarded as a new or development venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. Our venture must be considered highly speculative.

WE ARE NOT DIVERSIFIED AND WE WILL BE DEPENDENT ON ONLY ONE BUSINESS.

Because of the limited financial resources that we have, it is unlikely that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one area will subject us to economic fluctuations within the virtual world industry and therefore increase the risks associated with our operations due to lack of diversification.

WE WILL DEPEND UPON MANAGEMENT BUT WE WILL HAVE LIMITED PARTICIPATION OF MANAGEMENT.

We currently have one individual who is serving as an officer and director for up to 40 hours per week each and one director on a part-time basis. Mr. Robert, one of our directors, is also acting as our officer. We will be heavily dependent upon their skills, talents, and abilities, as well as several consultants to us, to implement our business plan, and may, from time to time, find that the inability of the officers, directors and consultants to devote their full-time attention to our business results in a delay in progress toward implementing our business plan. Once we receive the proceeds from this offering, other consultants may be employed on a part-time basis under a contract to be determined. See "Management." Because investors will not be able to manage our business, they should critically assess all of the information concerning our officers and directors.

OUR OFFICERS AND DIRECTORS ARE NOT EMPLOYED FULL-TIME BY US WHICH COULD BE DETRIMENTAL TO THE BUSINESS.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, our officers and directors may have potential conflicts including their time and efforts involved in participation with other business entities. Each officer and director of our business is engaged in business activities outside of our business, and the amount of time they devote as Officers and Directors to our business will be up to 40 hours per week. (See "Executive Team")

We do not know of any reason other than outside business interests that would prevent them from devoting full-time to our Company, when the business may demand such full-time participation.

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTERESTS AS TO CORPORATE OPPORTUNITIES WHICH WE MAY NOT BE ABLE OR ALLOWED TO PARTICIPATE IN.

Presently there is no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring business opportunity from any affiliate or officer or director. (See "Conflicts of Interest" at page __)


              RISK FACTORS RELATING TO OUR COMPANY AND OUR BUSINESS



OUR INTERNET VIRTUAL WORLD BUSINESS IS DRIVEN BY THE NUMBER OF "HIT"OR "POPULAR" GAMES OFFERED. IF WE DO NOT DELIVER "HIT" GAMES, OR IF CONSUMERS PREFER COMPETING PRODUCTS, OUR SALES COULD SUFFER.

While many new products are regularly introduced in the gaming industry, only a relatively small number of "hit" games account for a significant portion of the players on virtual gaming websites. Competitors may develop games that imitate or compete with our "hit" games, and take players away from us or reduce our ability to command premium royalties for advertising. Hit products published by our competitors may take a larger share of consumer spending than anticipated, which could cause our product sales to fall below expectations. If our competitors develop more successful products or offer competitive products, or if we do not develop consistently high-quality and well received products, our revenue, margins, and profitability will decline.

THE INTERACTIVE ENTERTAINMENT INDUSTRY IS HIGHLY COMPETITIVE AND OUR COMPETITORS MAY SUCCEED IN NARROWING OUR MARKET SHARE AND REDUCING OUR SALES.

We will  compete  with other  publishers  of  interactive  entertainment  online services and with publishers of PC and video game console interactive entertainment software and peripherals. Those competitors vary in size from small companies with limited resources to very large corporations with significantly greater financial, marketing, and product development resources than we have. Certain of these competitors may spend more money and time on developing and testing products, undertake more extensive marketing campaigns, adopt more aggressive pricing policies, pay higher fees to licensors for desirable motion picture, television, sports, music and character properties, and pay more to third-party software developers than we do.

Competition in the interactive entertainment industry is intense and new competitors will continue to emerge.

WE RELY ON INDEPENDENT THIRD PARTIES TO DEVELOP SOME OF OUR SOFTWARE PRODUCTS AND BECAUSE THESE INDIVIDUALS ARE INDEPENDENT OF THE COMPANY, THEY COULD DECIDE TO WORK FOR COMPETITORS AND WITHOUT CONTINUED DEVELOPMENT OF OUR SOFTWARE PRODUCTS, WE COULD SUFFER DELAYS IN DELIVERING OUR PRODUCT TO MARKET.

We rely on and will rely on independent third-party software developers to develop some of our products. Since we depend on these developers, in the aggregate, we are subject to the following risks:

o continuing strong demand for developers' resources, combined with the recognition they receive in connection with their work, may cause developers who worked for us in the past either to work for a competitor in the future or to renegotiate our agreements with them on terms less favorable for us;
o limited financial resources and business expertise and inability to retain skilled personnel may force developers out of business prior to completing products or require us to fund additional costs; and
o our competitors may acquire the businesses of key developers or sign them to exclusive development arrangements. In either case, we would not be able to continue to engage such developers' services for our products, except for those that they are contractually obligated to complete development of for us.

IF OUR GAMES CONTAIN DEFECTS, OUR BUSINESS COULD BE HARMED SIGNIFICANTLY.

Software products, games, we publish and distribute may contain undetected errors and defects. This risk is often higher when such products are first introduced or when new versions are released. Failure to avoid, or to timely detect and correct, such errors or defects could result in loss of, or delay in, market acceptance, and could significantly harm our business, financial results, and reputation.

OUR  BUSINESS  IS SUBJECT TO RISKS  GENERALLY  ASSOCIATED  WITH THE  INTERACTIVE
ENTERTAINMENT INDUSTRY, ANY OF WHICH COULD SIGNIFICANTLY HARM OUR FUTURE OPERATING RESULTS.

Our business is subject to risks that are generally associated with the interactive entertainment industry, including the popularity, price and timing of the release of our games and the platforms on which they are played; economic conditions that adversely affect discretionary consumer spending; changes in consumer demographics; the availability and popularity of other forms of entertainment; and critical reviews and public tastes and preferences, which may change rapidly and cannot necessarily be predicted. Many of these risks are beyond our control. These risks could negatively impact our business and financial results.

IF WE DO NOT INNOVATE AND PROVIDE GAMES AND SERVICES THAT ARE USEFUL TO PLAYERS AND USERS, WE MAY NOT REMAIN COMPETITIVE, AND OUR FUTURE REVENUES AND OPERATING RESULTS COULD SUFFER.

Our success depends on providing games and services that make using the internet a more useful and enjoyable experience for users. Our competitors are constantly developing innovations in web search, online advertising and web based products and services. As a result, we may have to continue to invest significant resources in research and development in order to enhance our website and our existing games and services and introduce new games and services that people can easily and effectively use. If we are unable to provide quality products and services, then our users may become dissatisfied and move to a competitor's games and services. Our future operating results would also suffer if our innovations are not responsive to the needs of our users, advertisers and SunGame members, are not appropriately timed with market opportunities or are not effectively brought to market. As gaming and entertainment technology continues to develop, our competitors may be able to offer games and services that are, or that are seen to be, substantially similar to or better than ours. This may force us to compete in different ways and expend significant resources in order to remain competitive.

WE WILL GENERATE OUR REVENUE ALMOST ENTIRELY FROM ADVERTISING, AND THE REDUCTION IN SPENDING BY ADVERTISERS COULD SERIOUSLY AFFECT FUTURE REVENUES.


We anticipate generating the large majority of our revenues from our advertisers. Advertisers can generally terminate their contracts, at any time. Advertisers could decide to not do business with us if their investment in advertising with us does not generate sales leads, and ultimately customers, or if we do not deliver their advertisements in an appropriate and effective manner. If we are unable to remain competitive and provide value to advertisers, they may stop placing ads with us, which would negatively harm future revenues and business. In addition, expenditures by advertisers tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns. Any decreases in or delays in advertising spending due to general economic conditions could delay or reduce our revenues or negatively impact our ability to grow our revenues.


OUR BUSINESS DEPENDS ON A STRONG BRAND, AND FAILING TO MAINTAIN AND ENHANCE OUR BRAND WOULD HURT OUR ABILITY TO EXPAND OUR BASE OF USERS, ADVERTISERS AND SUNGAME MEMBERS.


The brand identity that we have developed will contribute to the success of our business. Maintaining and enhancing the "SunGame" and "GameConnect" brands is critical to expanding our base of users, advertisers, SunGame members, and other partners. We believe that the importance of brand recognition will increase due to the relatively low barriers to entry in the internet market. If we fail to maintain and enhance the "SunGame" brand, or if we incur excessive expenses in this effort, our business, operating results and financial condition will be materially and adversely affected. Maintaining and enhancing our brand will depend largely on our ability to be a technology leader and continue to provide high-quality products and services, which we may not do successfully.


OUR BUSINESS MAY BE ADVERSELY AFFECTED BY MALICIOUS APPLICATIONS THAT INTERFERE WITH, OR EXPLOIT SECURITY FLAWS IN, OUR GAMES AND SERVICES.

Our business may be adversely affected by malicious applications that make changes to our users' computers and interfere with the SunGame experience. The interference often occurs without disclosure to or consent from users, resulting in a negative experience that users may associate with SunGame. These applications may be difficult or impossible to uninstall or disable, may reinstall themselves and may circumvent other applications' efforts to block or remove them. In addition, we offer a number of products and services that our users download to their computers or that they rely on to store information and transmit information to others over the internet. These products and services are subject to attack by viruses, worms and other malicious software programs, which could jeopardize the security of information stored in a user's computer or in our computer systems and networks. The ability to reach users and provide them with a superior experience is critical to our success. If our efforts to combat these malicious applications are unsuccessful, or if our products and services have actual or perceived vulnerabilities, our reputation may be harmed and our user traffic could decline, which would damage our business.

INTERRUPTION OR FAILURE OF OUR INFORMATION TECHNOLOGY AND COMMUNICATIONS SYSTEMS COULD HURT OUR ABILITY TO EFFECTIVELY PROVIDE OUR GAMES AND SERVICES, WHICH COULD DAMAGE OUR REPUTATION AND HARM OUR OPERATING RESULTS.

The availability of our products and services will depend on the continuing operation of our information technology and communications systems. Any damage to or failure of our systems could result in interruptions in our service, which could reduce our revenues and profits, and damage our brand. Our systems are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks or other attempts to harm our systems. Some of our data centers are located in areas with a high risk of major earthquakes. Our data centers are also subject to break-ins, sabotage and intentional acts of vandalism, and to potential disruptions if the operators of these facilities have financial difficulties. Some of our systems are not fully redundant, and our disaster recovery planning cannot account for all eventualities. The occurrence of a natural disaster, a decision to close a facility we are using without adequate notice for financial reasons or other unanticipated problems at our data centers could result in lengthy interruptions in our service.

OUR BUSINESS DEPENDS ON INCREASING USE OF THE INTERNET BY USERS SEARCHING FOR ON-LINE GAMING, ADVERTISERS MARKETING PRODUCTS AND SERVICES AND WEB SITES
SEEKING TO EARN REVENUE TO SUPPORT THEIR WEB CONTENT. IF THE INTERNET INFRASTRUCTURE DOES NOT GROW AND IS NOT MAINTAINED TO SUPPORT THESE ACTIVITIES, OUR BUSINESS WILL BE HARMED.

Our success will depend on the continued growth and maintenance of the internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security for providing reliable internet services. Internet infrastructure may be unable to support the demands placed on it if the number of internet users continues to increase, or if existing or future internet users access the internet more often or increase their bandwidth requirements. In addition, viruses, worms and similar programs may harm the performance of the internet. The internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and could face outages and delays in the future. These outages and delays could reduce the level of internet usage as well as our ability to provide our solutions.

                        RISK FACTORS RELATED TO OUR STOCK

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF OUR SECURITIES.

We are a "penny stock" company. None of our securities currently trade in any market and, if ever available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

WE WILL PAY NO FORESEEABLE DIVIDENDS IN THE FUTURE.

We have not paid dividends on our common stock and do not ever anticipate paying such dividends in the foreseeable future.

NO PUBLIC MARKET EXISTS FOR OUR COMMON STOCK AT THIS TIME, AND THERE IS NO ASSURANCE OF A FUTURE MARKET.

There is no public market for our common stock, and no assurance can be given that a market will develop or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all. If a market should develop, the price may be highly volatile. Factors such as those discussed in the "Risk Factors" section may have a significant impact upon the market price of the shares offered hereby. Due to the low price of our securities, many brokerage firms may not be willing to effect transactions in our securities.
Even if a purchaser finds a broker willing to effect a transaction in our shares, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of our shares as collateral for any loans.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE.


All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted Shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. We are registering 6,400,000 shares of our issued and outstanding common stock so officers, directors and affiliates will be able to sell their shares if this Registration Statement becomes effective. Rule 144 provides in essence that a person who has held restricted securities for six months, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a nonaffiliate after the owner has held the restricted securities for a period of two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

OUR INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

There may be substantial dilution to our shareholders purchasing in this Offering as a result of future decisions of the Board to issue shares without shareholder approval for cash, services, or acquisitions.

OUR STOCK WILL IN ALL LIKELIHOOD BE THINLY TRADED AND AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

The shares of our common stock, if listed, may be thinly-traded on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of any of our Securities until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our Securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price. We cannot give you any assurance that a broader or more active public trading market for our common Securities will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if they need money or otherwise desire to liquidate their securities of our Company.

OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SECURITIES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SECURITY.

Because of the limited trading market expected to develop for our common stock and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your Securities in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our Securities may suffer greater declines because of our price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to the following:

     o    Variations in our quarterly operating results;
     o Loss of a key relationship or failure to complete significant transactions;
     o    Additions or departures of key personnel; and
     o    Fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance. In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

MANY OF OUR SHARES OF COMMON STOCK WILL IN THE FUTURE BE AVAILABLE FOR RESALE. ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE MARKET PRICE OF OUR SECURITIES.

Assuming all of the shares of common stock we are offering under this Registration Statement are sold and all of the shares of common stock held by the selling security holders registered hereby are sold, we would have 6,500,000 shares that are freely tradable. Even our officers and directors are registering their shares for sale under this prospectus.


Unrestricted sales of 6,400,000 shares of stock by our selling stockholders could have a huge negative impact on our share price, and the market for our shares.


OUR NEW INVESTORS WILL SUFFER A DISPROPORTIONATE RISK AND THERE WILL BE IMMEDIATE DILUTION OF PURCHASERS' INVESTMENTS.

Our present shareholders have acquired their securities at a cost significantly less than that which the investors purchasing pursuant to shares will pay for their stock holdings or at which future purchasers in the market may pay. Therefore, new investors will bear most of the risk of loss. Further, assuming all of the shares offered hereby are sold, of which there can be no assurance, an investment in our common stock by the purchaser will result in an immediate dilution (in excess of 25%) of the net tangible book value of the common stock from the offering price which the purchasers will have paid for their shares.

OUR BUSINESS IS HIGHLY SPECULATIVE AND THE INVESTMENT IS THEREFORE RISKY.

Due to the speculative nature of our business, it is probable that the investment in shares offered hereby will result in a total loss to the investor. Investors should be able to financially bear the loss of their entire investment. Investment should, therefore, be limited to that portion of discretionary funds not needed for normal living purposes or for reserves for disability and retirement.


THERE IS NO MINIMUM NUMBER OF UNITS OR SHARES WE HAVE TO SELL IN THIS OFFERING.

We are making this Offering on a "best efforts, no minimum basis." What this means is that all the net proceeds from the sale of units and shares in this Offering will be immediately available for use by us, and we do not have to wait until a minimum number of units or shares have been sold to keep the proceeds from any sales. We cannot assure you that subscriptions for the entire Offering will be obtained. Our ability to meet our financial obligations and cash needs and to achieve our objectives could be adversely affected if the entire offering of units and shares are not fully subscribed for.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTOR'S SUBSCRIPTIONS THAT WILL HOLD PROCEEDS FROM THIS OFFERING, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Since there is no minimum amount of units or shares that must be sold from this offering, invested funds for this offering will not be held in an escrow or trust account until a certain minimum is raised. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for our operations.


OUR PUBLIC INVESTORS WILL BEAR MOST OF THE BURDEN IF THE SHARES OFFERED HEREIN ARE SOLD.

The financial risk of our proposed activities will be borne primarily by the public investors, who, upon purchase of the shares in this offering, will have contributed the largest portion of our capital.

WE WILL BE A REPORTING COMPANY, BUT OUR STOCK IS NOT PUBLICLY TRADED SO INVESTORS MAY HAVE NO LIQUIDITY UNTIL TRADING IS APPROVED, IF EVER.

There is no trading market for our common stock. We will be subject to the reporting requirements under the Securities and Exchange Act of 1934, Section 13a, pursuant to Section 15d of the Securities Act of 1933 due to the filing of this Registration Statement. As a result, shareholders will have access to the information required to be reported by publicly held companies under the Exchange Act and the regulations thereunder. We intend to provide our shareholders with quarterly unaudited reports and annual reports containing financial information prepared in accordance with generally accepted accounting principles audited by independent certified public accountants and pursuant to
Section 13a and 15d of the Exchange Act.

POSSIBLE DEPRESSIVE EFFECT OF FUTURE SALES OF SHARES ISSUED PURSUANT TO WARRANT EXERCISE.

The Shares included in the Units are being registered in this Offering. The Warrants included in the Units cannot be exercised and the underlying shares of Common Stock issued unless a current registration statement is in effect. (See "Description of Securities - Selling Warrantholders"). In the event all of the "B" and "C" Warrants are eventually exercised, the resulting 2,000,000 shares would be available for sale on the open market. Such sales would most likely have a depressive effect on the price of the Common Stock in any over-the-counter market that may develop, since the large supply of shares available in the market would most likely reduce the price purchasers need to pay for the stock. The exercise of the Warrants would also reduce the percentage of our Common Stock owned by the investors in this offering.

INVESTORS MAY SUFFER FUTURE DILUTION FROM EXERCISE OF WARRANTS AT A PRICE LESS THAN MARKET.

The Units offered hereby contain Warrants to purchase shares of Common Stock. Upon exercise of any of the Warrants, holders of Common Stock will suffer dilution of their interest in us unless they in turn exercise Warrants which they hold, if any. In addition, Warrants may be exercisable at a price less than the then market price, if any, which will create dilution. (See "Description of Securities").

OUR FUTURE SHAREHOLDERS WILL SUFFER DILUTION BY SALES BY SELLING SHAREHOLDERS UNDER THIS OFFERING AND BY NEW ISSUANCES IN THE FUTURE WHICH MAY OCCUR.

Upon the sales of Units, there may be substantial dilution to those new purchasers. The sale price of our shares is substantially higher than the pro forma current net tangible book value per share of our outstanding common stock. The net tangible book value attributable to our shares as of December 31, 2008 and December 31, 2007 was less than $.01 per share. Net tangible book value per share of common stock is determined by dividing the number of outstanding shares of common stock into the net tangible book value attributable to our common stock, which is our total tangible assets less our total liabilities. After giving effect to possible sale of all of our shares registered herein, and after deducting the offering expenses payable, the adjusted net tangible book value attributable to our common stock will increase. This represents an immediate increase in net tangible book value per share to the holders of our existing common stock and an immediate dilution per share to shareholders purchasing shares of stock (in Units) at the offering price of $1.35 per share. See "Dilution" hereinafter on page 18.

                                             Book Value per share      Dilution
                                             -----------------------------------
                                                     $0.12               9.9%
Sale of 1,000,000 new shares (part of Units)
                                                     $0.34                18%
Exercise of  Warrants at $2.50 per Share
                                                     $0.64              24.79%
Exercise of  Warrants at $4.00 per Share

* Post offering - Assumes 100% sale to public of new shares registered, after deduction of offering costs.

WE HAVE  DETERMINED  AN  ARBITRARY  OFFERING  PRICE  OF OUR  SHARES,  UNITS  AND
WARRANTS.

Our offering prices of our securities have been determined arbitrarily by us with no established criteria of value. There is no direct relationship between these preset prices and our assets, book value, lack of earnings, shareholder's equity, or any other recognized standard of value of our business.

MULTIPLE TYPES OF SECURITIES TRADING MAY CAUSE CONFUSION TO INVESTORS.

We intend to have three increments of Securities trading under this Registration Statement which may cause confusion to investors resulting in volatile or inconsistent prices in the market, if any develops, for each of the types of Securities. The increments are Shares and "B" Warrants and "C" Warrants.

ITEM 4.  USE OF PROCEEDS

In the event purchasers in this offering elect to exercise any of the Warrants at the exercise prices set forth in this Prospectus, we will realize net proceeds. The proceeds from the exercise of Warrants will be contributed to our working capital and used to build our business. (See "Proposed Business - Plan of Operation")


If Warrants are  exercised we will receive  proceeds  upon  exercise as follows:
$2,000,000 from the sale of 1,00 0,000 Shares underlying "B" Warrants at $2.00 per Share, and $4,000,000 from the sale of 1,000,000 Shares underlying "C" Warrants at $4.00 per Share. We have no intention of returning any stock sale proceeds to investors if the maximum amount is not raised, and we will use the proceeds as soon as we receive them.

Although we reserve the right to reallocate the funds according to changing events, we believe the net proceeds from this offering and projected cash flow from operations will be sufficient to fund our initial capital requirements for a period of twelve months. See the discussion on "Liquidity" beginning on page ___. The foregoing assumes the Offering will be fully subscribed, but there can be no assurance we will not require additional funds for operations. The availability and terms of any future financing will depend on market and other conditions out of our control. The amount of proceeds and uses are based upon our projections, which may also change according to unforeseen future events and market changes.

Our offering is being made on a self-underwritten basis - no minimum of units or shares must be sold in order for the offering to proceed. The offering price per unit is $1.50. There is no assurance that we will raise the full $1,500,000. The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the units offered for sale in this offering by the company.

Although we have identified specific applications for the funds anticipated to be generated by the sale of our Units, management will have complete discretionary control over the actual utilization of said funds and there can be no assurance as to the manner or time in which said funds will be utilized.

                                    TABLE I
                 BUDGET ASSUMING THE SALE OF THE UNITS TO PUBLIC

 EXPENDITURE ITEM                                 25%               50%                 75%                100%
-------------------------------------------------------------------------------------------------------------------------
System Development and Integration                  $150,000            $350,000           $350,000             $390,000
Professional Fees                                    $50,000             $50,000            $60,000              $70,000
Sales, Marketing, Strategic Partnerships             $50,000            $150,000           $300,000             $440,000
General & Administrative                             $25,000            $100,000           $200,000             $200,000
Working Capital                                      $25,000            $100,000           $215,000             $400,000
                                            -----------------------------------------------------------------------------
Total                                               $300,000            $750,000         $1,125,000           $1,500,000
                                            =============================================================================

IF ONLY 25% SHARES ARE SOLD, we will continue with our development plan. We will continue to fund for sales, marketing and strategic partnerships. The goal of this limited marketing mix is to maintain operations and functionality of the portal until further expansion capital is available. We will fund our day to day operations. Office space will be leased and furniture will be purchased or leased in the substantial resale or "second-hand" market. Management will take responsibility for monthly bookkeeping and quarterly in-house interim financial statements for the accountant's review. We anticipate that approximately $300,000 along with the expectation of limited revenue from modest sales will be sufficient to sustain operations during the short-term. However, there would be insufficient funds available for furtherance of the full plan of operations as detailed later in this prospectus under the heading "PLAN OF OPERATION."

IN THE EVENT THAT ONLY 50% OF THE MAXIMUM SHARES ARE RAISED (APPROXIMATELY $750,000), we will be able to further the plan of operation; however, our activities will continue to be restricted. In order to increase brand awareness and promote a corresponding increase in sales, we will continue to place importance on marketing and driving potential customers to the web site. The web site itself will be modified in response to a review of hits, retention and conversion rate of visitors to customers. The marketing mix will continue to be expanded, incorporating more spot buys in special interest magazines and internet banner marketing on carefully targeted associated sites.

IF THE MAXIMUM SHARES ARE RAISED ($1,500,000), there will be sufficient funds to pay a significant portion of all budgeted expenditure items with a continuing increase in marketing and strategic partnerships.

                                    TABLE II
        BUDGET ASSUMING "B" WARRANT EXERCISE AT $2.00 PER SHARE AND THAT PROCEEDS OF UNITS SOLD HAVE BEEN USED AS SHOWN IN TABLE II ABOVE.

 EXPENDITURE ITEM                                 25%               50%                 75%                100%
-------------------------------------------------------------------------------------------------------------------------
System Development and Integration                  $250,000            $470,000           $470,000             $520,000
Professional Fees                                    $80,000             $70,000            $80,000             $100,000
Sales, Marketing, Strategic Partnerships             $80,000            $200,000           $400,000             $590,000
General & Administrative                             $50,000            $130,000           $270,000             $270,000
Working Capital                                      $40,000            $130,000           $280,000             $520,000
                                            -----------------------------------------------------------------------------
Total                                               $500,000          $1,000,000         $1,500,000           $2,000,000
                                            =============================================================================

IF ONLY 25% OF THE MAXIMUM SHARES UNDERLYING "B" WARRANTS ARE SOLD, we will continue with our sales, marketing systems development and rollout services as planned. We will continue to fund for sales, marketing and strategic partnerships through the use of the cash and if necessary, shares of our common stock. The goal of this limited marketing mix is to maintain operations and functionality of the portal until further expansion capital is available. We will fund our day to day operations. Management will take responsibility for monthly bookkeeping and quarterly in-house interim financial statements for the accountant's review. We would anticipate that at the point where the warrants are sold, we will have seen revenues from our operations to also support operations and expansion. However, there would be insufficient funds available for furtherance of the full plan of operations as detailed later in this prospectus under the heading "PLAN OF OPERATION."

If less than $500,000 were made available, we will restrict expenditures to a minimum budget based on priorities determined by the officers and directors. We will cover ongoing legal and accounting costs. Public relations, marketing and web site maintenance will use the remainder of the funds.

IN THE EVENT THAT ONLY 50% OF THE MAXIMUM SHARES UNDERLYING "B" ARE RAISED (APPROXIMATELY $1,000,000), we will be able to further the plan of operation; however, our activities will continue to be restricted. In order to increase brand awareness and promote a corresponding increase in sales, we will continue to place importance on marketing and driving potential customers to the web site. The web site itself will be modified in response to a review of hits and retention.

IF 75% OF THE MAXIMUM SHARES UNDERLYING "B" WARRANTS ARE RAISED (APPROXIMATELY $1,500,000), there will be sufficient funds to pay a significant portion of all budgeted expenditure items with a continuing increase in marketing and system development.

                                    TABLE III
    BUDGET ASSUMING "C" WARRANT EXERCISE AT $4.00 PER SHARE AND THAT THE "B" WARRANTS EXERCISE AT $4.00 PER SHARE AND THAT PROCEEDS OF UNITS SOLD HAVE
                     BEEN USED AS SHOWN IN TABLE I ABOVE.

 EXPENDITURE ITEM                                 25%               50%                 75%                100%
-------------------------------------------------------------------------------------------------------------------------
System Development and Integration                  $500,000            $940,000           $940,000            $1040,000
Professional Fees                                   $160,000            $140,000           $160,000             $200,000
Sales, Marketing, Strategic Partnerships            $160,000            $400,000           $800,000            $1180,000
General & Administrative                            $100,000            $260,000           $540,000             $540,000
Working Capital                                      $80,000            $260,000           $560,000            $1040,000
                                            -----------------------------------------------------------------------------
Total                                             $1,000,000          $2,000,000         $3,000,000           $4,000,000
                                            =============================================================================

IF ONLY 25% OF THE MAXIMUM SHARES UNDERLYING "C" WARRANTS ARE SOLD, we will continue with our sales, marketing, system development and rollout of services as planned.. We will continue to fund for sales, marketing and strategic partnerships through the use of funds received as a result of sales and through the anticipated exercise of our "B" Warrants. We anticipate that at the point where we would receive funds from the exercise of the warrants to have been receiving funds through revenue to support operations. However, there would be insufficient funds available for furtherance of the full plan of operations as detailed later in this prospectus under the heading "PLAN OF OPERATION."

If less than $1,000,000 were made available, we will restrict expenditures to a minimum budget based on priorities determined by the officers and directors. The renting of office space, additional hiring and certain equipment purchases will be deferred. We will cover ongoing legal and accounting costs. Public relations, marketing and web site maintenance will use the remainder of the funds.

IN THE EVENT THAT ONLY 50% OF THE MAXIMUM SHARES UNDERLYING "C" ARE RAISED (APPROXIMATELY $2,000,000), we will be able to further the plan of operation; however, our activities will continue to be restricted. In order to increase brand awareness and promote a corresponding increase in sales, we will continue to place importance on marketing and driving potential customers to the web site. The web site itself will be modified in response to a review of hits and retention.

IF 75% OF THE MAXIMUM SHARES UNDERLYING "C" WARRANTS ARE RAISED (APPROXIMATELY $3,000,000), there will be sufficient funds to pay a significant portion of all budgeted expenditure items with a continuing increase in marketing and systems development.

The  monies  we  have  raised  thus  far  from  selling  stock  to  our  current
Shareholders is anticipated to be sufficient to pay all expenses of this offering, which is estimated to be $25,000. The total amount of the money raised from the sale of the 1,000,000 Units we are offering will be used for the purpose of furthering our plan of operation, as detailed under the heading "PLAN OF OPERATION" below.

We may change any or all of the budget categories in the execution of our business attempts in the virtual world industry. None of the line items is to be considered fixed or unchangeable. The total amount of the money raised from the sale of the shares we are offering will be used for the purpose of furthering our plan of operation, as detailed under the heading "PLAN OF OPERATION" below.

Although we reserve the right to reallocate the funds according to changing events, we believe that the net proceeds from this Offering will be sufficient to fund our initial general and administrative capital requirements for a period of twelve months. The foregoing assumes our Offering will be fully subscribed. We can assure that we will require additional funds to carry out our business plan. The availability and terms of any future financing will depend on market and other conditions. Our use of proceeds are based upon the projections by our Management, which may also change according to unforeseen future events and market changes.

If less than the maximum offering is sold, we will have inadequate working capital and funds to fund any expansion of operations. This lack of funds could and would severely limit our operations, and might render us unable to carry out our business plan with resulting business failure.

ITEM 5.  DETERMINATION OF OFFERING PRICE

We have no established market for our common stock or our Units.

Our selling shareholders plan to sell shares at $1.50, until such time as a market develops for any of the securities and thereafter at such prices as the market may dictate from time to time. There is no market price for the stock or Warrants and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends.
--------------------------------------------------------------------------------
                           TITLE                            PER SECURITY
--------------------------------------------------------------------------------
           Common Stock by Selling Shareholders                $1.50
                           Units                               $1.50
            Common Stock included in the Units                 $1.35
            "B" Warrants included in the Units                  $.10
            "C" Warrants included in the Units                  $.05
              Shares underlying "B" Warrants                   $2.50
              Shares underlying "C" Warrants                   $4.00
--------------------------------------------------------------------------------


We have arbitrarily determined our offering price for Units to be sold pursuant to this offering at $1.50. The additional major factors that were included in determining the initial sales price to our founders and private investors were the lack of liquidity since there was no present market for our stock and the high level of risk considering our lack of operating history.


The share price bears no relationship to any criteria of goodwill value, asset value, market price or any other measure of value and was arbitrarily determined in the judgment of our Board of Directors.

ITEM 6.  DILUTION

We are registering shares of existing shareholders. Other shareholders purchased shares at an average of $0.18 per share in 2008. Since our inception on November 14, 2006, our founding officers and directors purchased 1,373,500 shares at an average of $0.07 per share.

COMPARATIVE DATA

The following table sets forth with respect to existing shareholders and new investors, a comparison of the number of our shares of common stock purchased the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share. All percentages are computed based upon cumulative shares and consideration assuming sale of all shares in the line item as compared to maximum in each previous line.
                            SHARES PURCHASED(1)   TOTAL CONSIDERATION   AVERAGE
                            NUMBER    PERCENT(2)   AMOUNT    PERCENT PRICE/SHARE
                                                                (3)
                           -----------------------------------------------------


1) Existing Shareholders    10,000,000    100%     $1,628,800   100%      $0.18
2) New Shareholders
    If 50% sold                500,000   5.20%       $750,000  31.53%     $0.25
    If 75% sold                750,000   7.61%     $1,125,000  40.85%     $0.28
   If 100% (max) sold        1,000,000   9.90%     $1,150,000  41.38%     $0.28


"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity. Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock. Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

(1)  10,000,000 shares were issued at $0.18 per share average price.
(2)  Percentage relates to total percentage of shares sold up to such increment.
(3)  Percentage relates to total percentage of capital raised post offering.


Following is a table detailing dilution to investors if 25%, 50%, 75%, or 100% of the shares in the offering are sold.

                                                 25%             50%             75%            100%
                                           ----------------------------------------------------------------
Net tangible book value per share prior to          $(0.03)         $(0.03)        $(0.03)         $(0.03)
stock sale(1)
Net Tangible Book Value Per Share Prior to        $(0.0292)       $(0.0281)       $(0.027)       $(0.0258)
Stock Sale, assuming the Exercise of
Warrants (2)
Net tangible book value per share after             $0.0105         $0.0493        $0.0862        $0.01211
stock sale
Warrants (3)                                        500,000       1,000,000      1,500,000       2,000,000
Average cost of shares as if  Warrants are           $0.746          $0.351         $0.504          $0.638
exercised
---------------------

(1) Computation of net tangible book value per share prior to stock sale includes the deduction of offering costs of $25,000.
(2) Computation of Net Tangible Book Value per Share prior to stock sale assumes proceeds from the exercise of the "A" Warrants at $0.80 per Share.
(3)  Computation of the "B" and "C" Warrants.


As at December 31, 2007, the net tangible book value of our stock was $(593.63) per share and at December 31, 2008 was $(0.03) per share. If we are successful in achieving selling shares at the offering price, the pro forma net tangible book value of our stock after deducting the offering costs of $25,000 would be as shown in chart above. That would represent an immediate increase in net tangible book value per share and per share dilution to new investors as shown in chart above, assuming the shares are sold at the offering price of $1.50 for 1,000,000 Units. Our existing stockholders have purchased a total of 10,000,000 shares for an aggregate amount of $1,853,800 or an average cost of $0.18 per Share. The book value of the stock held by our existing stockholders will increase per share, while new purchaser's book value will decrease from purchase price, as shown in chart above, to the net tangible book value.


If all Warrants are fully exercised, the new total capital contributed will be $6,500,000. The percentage of our capital contribution will then be 20.04% for the existing stockholders and 79.96% for the new purchasers. The existing stockholders will then hold, as a percentage, 24.80% of our issued and outstanding Shares, while the new purchasers will hold, as a percentage, 75.20%.

For the life of the Warrants, the holders thereof are given, at a nominal cost, the opportunity to profit from a rise in the market price of our Common Stock. The exercise of the Warrants by the holders thereof could result in a further dilution of the book value of our Common Stock. Furthermore, the holders of the Warrants might be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital by a new offering of Securities on terms more favorable than those provided for by the Warrants.

ITEM 7.  SELLING SECURITY HOLDERS

The selling shareholders, including officers and directors, obtained their shares of our stock in exchange for their services on behalf of SunGame, as set forth below:


0 Other than the stock transactions discussed above, we have not entered into any transaction nor are there any proposed transactions in which any founder, director, executive officer, significant shareholder of our company or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Other than the stock transactions discussed above, we have not entered into any transaction nor are there any proposed transactions in which any founder, director, executive officer, significant shareholder of our company or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us except those persons who are our salaried employees or directors. No assets will be, nor expected to be, acquired from any promoter on behalf of us. We have not entered into any agreements that require disclosure to the shareholders.


Except for Adversor, all of the securities listed below are being registered in this Registration Statement, which is 6,400,000 shares as of date hereof. As of the date hereof, we have 10,000,000 shares issued and outstanding. Adversor, Inc. owns 4,100,000 shares of our shares, but we are only registering 500,000 of these shares, at this time.





                  (Remainder of page left blank intentionally.)

             NAME               SECURITIES BY       COMMON SHARES     % OWNED BEFORE    SHARES OWNED   % SHARES OWNED  % OWNED AFTER
                              EACH SHARE-HOLDER      OFFERED FOR         OFFERING           AFTER           AFTER       EXERCISE OF
                               BEFORE OFFERING  SHAREHOLDERS ACCOUNT                     OFFERING(1)     OFFERING(1)    WARRANTS(2)
-----------------------------------------------------------------------------------------------------------------------------------


Adversor, Inc.(3)                      4,000,000              500,000           40%        3,500,000         31.82%          26.92%
Crystal Vargas(3)                         25,000               25,000          0.24%               0             0%              0%
Michael D. Throckmorton(16)               70,000               70,000          0.67%               0             0%              0%
Jill L. Throckmorton(16)                  50,000               50,000          0.48%               0             0%              0%
Rhett T. Throckmorton(16)                 20,000               20,000          0.19%               0             0%              0%
Robbi D. Throckmorton(16)                 20,000               20,000          0.19%               0             0%              0%
Ryan M. Throckmorton(16)                  20,000               20,000          0.19%               0             0%              0%
Lafayette 543, LLC (4) (16)              140,000              140,000          1.33%               0             0%              0%
Lorin Cohen for Lily Cohen(16)            20,000               20,000          0.19%               0             0%              0%
Steven Cohen(16)                          10,000               10,000              *               0             *               *
Nancy Baltimore(16)                       10,000               10,000              *               0             *               *
John Kuo (16)                                500                  500              *               0             *               *
Deb Weisman (16)                             500                  500              *               0             *               *
Michael Segal (3)(16)                    100,500                  500              1%        100,000            .9%             .77%
Blaine Zhao (16)                             500                  500              *               0             *               *
Delong Zhou  (16)                            500                  500              *               0             *               *
Eli Warsharger (16)                          500                  500              *               0             *               *
Philadelphia New York
Investors (5) (16)                       265,750              265,750          2.53%               0             0%              0%
Global Investment Advisers,
LLC (6) (16)                             265,750              265,750          2.53%               0             0%              0%
Kathy Friedland  (16)                        500                  500              *               0             *               *
Jason Friedland (16)                         500                  500              *               0             *               *
Lauren Hope Friedland (16)                   500                  500              *               0             *               *
Kathy Friedland (16)                         500                  500              *               0             *               *
Applecorp, LLC (7) (16)                      500                  500              *               0             *               *
Bear Elk, Limited (8) (16)                   500                  500              *               0             *               *
China America Holdings (9) (16)              500                  500              *               0             *               *
Strategic Technology
Advisors, LLC (10) (16)                      500                  500              *               0             *               *
VAC Edwards, LLC (11) (16)                   500                  500              *               0             *               *
Wall Street Global Research,
LLC (12) (16)                                500                  500              *               0             *               *
Western Technology Investors,
LLC (13) (16)                                500                  500              *               0             *               *
Raul Cesar De Leon (17)                      500                  500              *               0             *               *
Michael Lerin Rivero (17)                    500                  500              *               0             *               *
Jaclyn Lim (17)                              500                  500              *               0             *               *
Edgardo Diesta (17)                          500                  500              *               0             0%              0%
Ranulf Jose Goss (3)(17)               1,373,000            1,373,000          13.03%              0             0%              0%
Mindzeye Consulting Pte Ltd              100,000              100,000           0.01%              0             0%              0%
(14)(18)
Diamond Star Exports Ltd. (15)(19)     2,500,000            2,500,000          23.81%              0             0%              0%
Sudhir Shah (20)                       1,000,000            1,000,000           9.52%              0             0%              0%
                              -----------------------------------------------------------------------------------------------------
TOTAL

*Less than 1%
(1) Assumes the sale of all 1,000,000 Units and therefore the issuance of 1,000,000 shares of our common stock being registered herewith, the issued outstanding common stock would equal 11,000,000 shares. Further assumes none of the existing shareholders are purchasers of the Units.
(2) Assumes the sale of all 1,000,000 Units and therefore the issuance of 1,000,000 shares of our common stock being registered herewith and the exercise of all of the "B" and "C" Warrants exercisable for a total of 2,000,000 shares of our common stock, there would be 13,000,000 shares of our common stock issued and outstanding. Further assumes that none of the existing shareholders are purchasers of the Units and therefore holders of the "B" and "C" Warrants.

MATERIAL RELATIONSHIPS AND ADDITIONAL INFORMATION REGARDING SHAREHOLDINGS

(3) Adversor, Inc. was issued 1,500 shares as founding shares upon formation of our Company in 2006. In October 2008, we issued 4,123,500 shares of our restricted common stock to our majority shareholder, Adversor, Inc. in exchange for their efforts in the settlement of $775,000 of outstanding accounts payable owed to an unrelated third party vendor. The shares were issued at a price of $0.188 per share. The natural person with voting and dispositive powers for Adversor, Inc. is Mr. Guy M. Robert, an officer and director of the Company. Adversor subsequently transferred 25,000 shares to Crystal Vargas. Crystal Vargas is an employee of Adversor. In December 2009, Adversor transferred 100,000 shares to Mr. Michael Segal. Mr. Segal is a board member of SunGame.


(4) The natural person with voting and dispositive powers for Lafayette 543, LLC is Ms. Lorin Cohen.
(5) The natural person with voting and dispositive powers for Philadelphia New York Investors is Mr. Jeffrey and Ms. Hope Friedland.
(6) The natural person with voting and dispositive powers for Global Investment Advisers, LLC is Mr. Jeffrey Friedland.
(7) The natural person with voting and dispositive powers for Applecorp, LLC is Ms. Kathy Bankoff-Friedland.
(8) The natural person with voting and dispositive powers for Bear Elk, Limited is Ms. Kathy Bankoff-Friedland.
(9) The natural person with voting and dispositive powers for China America Holdings is Mr. Jeffrey Friedland.
(10) The natural person with voting and dispositive powers for Strategic Technology Advisors, LLC is Mr. Jeffrey Friedland.
(11) The natural person with voting and dispositive powers for VAC Edwards, LLC is Mr. Jeffrey Friedland.
(12) The natural person with voting and dispositive powers for Wall Street Global Research, LLC is Mr. Jeffrey Friedland.
(13) The natural person with voting and dispositive powers for Western Technology Investors, LLC is Mr. Jeffrey Friedland.
(14) The natural person with voting and dispositive powers for Mindzeye Consulting Pte Ltd. is Amit Anand.
(15) The natural person with voting and dispositive powers for Diamond Star Exports Ltd. is Sudhir Shah.


(16) In June 2008, we issued 902,000 shares of our restricted common stock to Friedland Capital, in exchange for services totaling $50,000 provided under the Finance Advisory Services Agreement. The shares were issued at a price of $0.055 per share. Friedland Capital has since transferred the shares to individuals who are shareholders and employees of Friedland Capital, including each shareholder enumerated by this footnote reference.

(17) In September 2008, we issued 1,375,000 shares of our restricted common stock to a director, Mr. Goss, as payment for services totaling $137,500. The shares were issued at a price of $0.10 per share. Mr. Goss has since transferred 2,000 of the shares to the shareholders enumerated by this footnote reference.

(18) In March 2009 we issued 100,000 to Mindzeye Consulting Pte Ltd. in exchange for $25,000 worth of development services provided.

(19) In October 2008, we entered into a Services Agreement with Diamond Star Exports, Ltd. The Services Agreement provides for us to receive services totaling up to $625,000 in connection with the development of its website and gaming software to be paid for by the issuance of up to 2,500,000 shares of our common stock. During the year ended December 31, 2008, we issued 1,600,000 of these shares in exchange for services performed at that time totaling $400,000. During the nine months ended September 30, 2009, an additional 900,000 shares were issued under the Services Agreement. The shares were issued at a price of $0.25 per share.

(20) In October 2008, we entered into a Security Purchase Agreement (Security Purchase Agreement) with Mindzeye Consulting Pte Ltd. We received cash of $125,000 in exchange for 1,000,000 shares of restricted common stock and a warrant exercisable for 1,000,000 shares of our restricted common stock. The warrant has an exercise price of $0.80 per share and a term of three years. The shares were sold at a price of $0.25 per share with $0.24 per share allocated to the common stock and $0.01 per share allocated to the warrant. Mindzeye Consulting Pte Ltd. has transferred 1,000,000 of the shares issued to them to Sudhir Shah, a co-founder of Diamond Star Exports.


None of the above listed shareholders are registered broker-dealers or are associates of a registered broker-dealer. None of the above listed shareholders are affiliates of any registered broker-dealer.

ITEM 8.  PLAN OF DISTRIBUTION

Upon effectiveness of this amended Registration Statement, of which this prospectus is a part, we will conduct the sale of shares by our Company on a self-underwritten basis. Our selling shareholders are offering the common stock at $1.50 per share until such time as a market develops, and thereafter at prevailing market prices or privately negotiated prices. After 120 days from date of effectiveness of this amended Registration Statement we will cease our offering of our shares by our Company and file a post-effective amendment to the Registration Statement to deregister any unsold shares of the Offering to the public and our selling shareholders may then commence to sell their securities in private transactions at $1.50 per share or in market sales, if a market ever develops hereafter, at prices they negotiate or in private transactions. There will be no underwriters used on sales of the 1,000,000 Units to the public, no dealers' commissions paid on sales of the 1,000,000 Units to the public, and no passive market making. Our officers and directors, Guy M. Robert and Ranulf Jose Goss will sell securities on our behalf in this offering. Guy M. Robert and Ranulf Jose Goss are not subject to a statutory disqualification as such term is defined in Section (a)(39) of the Securities Exchange Act of 1934. They will rely on Rule 3a4-1 to sell our securities without registering as broker-dealers. Messrs. Robert and Goss will not offer any of their shares for sale until the offering to the public of our shares has been closed. They are serving as our officers and directors otherwise than in connection with transactions in securities and will continue to do so at the conclusion of this offering. They have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every twelve months. Our officers and directors will not receive commissions or other remuneration in connection with their participation in this offering based either directly or indirectly on transactions in securities. We will only use this prospectus in connection with this offering and no other sales materials.

There is no market for the securities at this time and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends. Until a public market develops, we are registering our securities for sale at the following prices:

--------------------------------------------------------------------------------
                           TITLE                            PER SECURITY
--------------------------------------------------------------------------------
           Common Stock by Selling Shareholders                $1.50
                           Units                               $1.50
            Common Stock included in the Units                 $1.35
            "B" Warrants included in the Units                  $.10
            "C" Warrants included in the Units                  $.05
              Shares underlying "B" Warrants                   $2.50
              Shares underlying "C" Warrants                   $4.00
--------------------------------------------------------------------------------

After effectiveness of this registration statement, at any time after a market develops, our selling shareholders may sell their securities at market prices or at any price in privately negotiated transactions.

The prices for sale of the Units were arbitrarily set at $1.50 per share, and bear no relationship to any quantification of value.

Our selling shareholders may be deemed underwriters in this offering.

Any funds from sale of shares from us not immediately used for corporate purposes will be deposited into an interest bearing account in our name, and interest accrued on such funds will be retained by us.

ITEM 9.  DESCRIPTION OF SECURITIES

The Securities being registered and/or offered by this Prospectus are Units consisting of one common share, a "B" Warrant, a "C" Warrant, and the shares underlying the "B" and "C" Warrants.

UNITS

Each Unit offered hereby consists of one share of Common Stock and two Common Stock purchase Warrants for an "B" Warrant ($2.50) and "C" Warrant ($4.00). Units will be evidenced by separate certificates separable into Common Stock certificates and Warrant certificates. Following is a description of our Common Stock, the Warrants of which together comprise Units.

COMMON STOCK


We are presently authorized to issue one hundred million (100,000,000) shares of our $0.001 par value common stock. A total of 10,000,000 common shares are issued and outstanding. Of the 10,000,000 common shares, 6,400,000 shares held by existing shareholders are being registered as a part of this prospectus.


COMMON SHARES

All shares are equal to each other with respect to voting, liquidation, and dividend rights. Special shareholders' meetings may be called by the officers or director, or upon the request of holders of at least one-tenth (1/10th) of the outstanding shares. Holders of shares are entitled to one vote at any shareholders' meeting for each share they own as of the record date fixed by the board of directors. There is no quorum requirement for shareholders' meetings. Therefore, a vote of the majority of the shares represented at a meeting will govern even if this is substantially less than a majority of the shares outstanding. Holders of shares are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares. Reference is made to our Articles of Incorporation and our By-Laws as well as to the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of shares. It should be noted that the board of directors without notice to the shareholders may amend the By-Laws. Our shares do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) of the shares voting for election of directors may not be able to elect any director.

PREFERRED SHARES

We are presently authorized to issue five million (5,000,000) shares of our $0.001 par value preferred stock. Our Board of Directors can set in its discretion the classes, series and rights, privileges and preferences as it may determine in the future, when such shares are issued. At this time, we have not issued any preferred shares.

WARRANTS

As of the filing of this amended Registration Statement, we have outstanding 1,000,000 Class "A" Warrants exercisable into 1,000,000 shares of our Common Stock. (See Class "A" Warrants below). Neither our Class "B" or Class "C" Warrants have been issued at this time.

CLASS "A" WARRANTS

We have outstanding a Class "A" Common Stock purchase Warrant, which entitles the holder to purchase 1,000,000 shares of Common Stock at $0.80 per share for up to October 9, 2011. Our Class "A" Warrants are callable for redemption at $0.50 per Warrant upon ten days written notice, if not exercised. The Class "A" Warrants are exercisable in whole or in part, in increments of 10,000 shares.

The number of shares exercisable under the Class "A" Warrant and the exercise price of the Class "A" Warrant can be adjusted in the happening of the following events:

     -    The subdivision or reclassification of common stock;
     -    Dividends in common stock or other common stock; and
     - Reorganizations, classifications, consolidation or merger of the Company.

The Class "A" Warrant may be transferred by the holder of the Warrant, in whole or in part. The Class "A" Warrant or any part of it may be modified or waived by written agreement of both parties to the Warrant.

CLASS "B" WARRANTS

We have authorized Class "B" Common Stock purchase Warrants which entitle the holder to purchase one Share of Common Stock at $2.50 per Share for up to two years with an expiration date starting the date of issuance of the Warrant. 1,000,000 "B" Warrants are authorized at the commencement of this offering. Our Warrants are callable for redemption at $0.001 per Warrant upon thirty days written notice, if not exercised. The Class "B" Warrants are exercisable in whole or in part, in increments of 10,000 shares.

The number of shares exercisable under the Class "B" Warrant and the exercise price of the Class "B" Warrant can be adjusted in the happening of the following events:

     -    The subdivision or reclassification of common stock;
     -    Dividends in common stock or other common stock; and
     - Reorganizations, classifications, consolidation or merger of the Company.


The Class "B" Warrant may be transferred by the holder of the Warrant, in whole or in part. The Class "B" Warrant or any part of it may be modified or waived by written agreement of both parties to the Warrant.


CLASS "C" WARRANTS

We have authorized Class "C" Common Stock purchase Warrants which entitle the holder to purchase one Share of Common Stock at $4.00 per Share for up to two years with an expiration date starting the date of the issuance of the Warrant. 1,000,000 "C" Warrants are authorized at the commencement of this offering. Our Warrants are callable for redemption at $.001 per Warrant upon thirty days written notice, if not exercised. The Class "C" Warrants are exercisable in whole or in part, in increments of 10,000 shares.

The number of shares exercisable under the Class "C" Warrant and the exercise price of the Class "C" Warrant can be adjusted in the happening of the following events:

     -    The subdivision or reclassification of common stock;
     -    Dividends in common stock or other common stock; and
     - Reorganizations, classifications, consolidation or merger of the Company.

The Class "C" Warrant may be transferred by the holder of the Warrant, in whole or in part. The Class "C" Warrant or any part of it may be modified or waived by written agreement of both parties to the Warrant.

TRANSFER AGENT

Effective upon the completion of this offering, the transfer agent for our securities is Mountain Share Transfer, 1625 Abilene Drive, Broomfield, Colorado.

ITEM 10.  INTEREST OF NAMED EXPERTS AND COUNSEL

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in us, or who is, or was, our promoter, underwriter, voting trustee, director, officer or employee.

ITEM 11.  INFORMATION WITH RESPECT TO THE REGISTRANT

a. DESCRIPTION OF BUSINESS
   ------------------------

HISTORY OF SUNGAME CORPORATION

SunGame Corporation ("We," "Us," "Our") was organized under the laws of the State of Delaware on November 14, 2006 as SunGame International, Inc. On November 17, 2006, we changed our name to SunGame Corporation. We are a Delaware corporation organized for the purpose of engaging in any lawful business with a current plan to engage in the internet virtual world space.

COMPANY OVERVIEW

We have a limited operating history and no representation is made, nor is any intended, that we will able to carry on our activities profitably. The viability of the proposed business effort is dependent upon sufficient funds being realized from this offering, of which there is no assurance.

At the time of this filing, our Board of Directors consists of three directors, none of whom are independent directors.


SunGame Corporation is an early development stage company in the process of establishing a three dimensional, virtual world community called GameConnect. Leveraging the increasing popularity of online communities with this proprietary "virtual world", we intend to capitalize on the ever increasing popularity of gaming. With an initial focus on casual and tournament skill-based gaming, we will also offer visitors a broad spectrum of social activities including group chats, music download, media sharing, content creation and other features designed to build the community and generate repeat traffic to the site.


As each generation of computers become more powerful and affordable, and access to broadband internet increasingly available within the home, the gaming industry has become one of the most successful industries online. The most popular online game, World of Warcraft, a "Massively Multiplayer Online Role-Playing Game" or "MMORPG" enables over 1 million players from around the world to play simultaneously. Released in November 2004, it is estimated that World of Warcraft generated revenues in excess of $100 million in each of several different markets in its first year alone and recently announced it had signed its 10 millionth registered user. The potential for success in this sector has resulted in a perpetual delivery of new games to the market, much to the delight of the consumers, who seem to have a strong appetite for product.


The other component of the GameConnect experience is the social networking aspect. The original web-based communities were formed to serve people with shared interests and activities, enabling them to communicate through message boards and email services. Relevant content is created and posted by the members. Within relatively short order, social networking revolutionized the way we communicate and share information on an everyday basis. Networks such as MySpace and Facebook now boast millions of members, and the YouTube phenomenon is influencing the nature of presidential elections.

The next generation of the social network is set in a virtual world, members can create avatars to represent themselves and buy "real estate" which is then developed and customized to reflect their own personality and lifestyle. The leader in this new social network is SecondLife, which opened in June 2003.


However, while people around the world participate in these communities every day, few social networks have been able to establish a successful business model. We intend to capitalize on the social networking, gaming and virtual world trends, providing users with a wide variety of skill games through GameConnect, a Virtual World online community where the members can socialize, play games, share content and compete in tournament with cash prices. We will work to balance the more popular "standard" games such as bowling and golf, with original content created by independent game developers. Like many of the traditional gaming sites, ours has instituted an "outsourcing" strategy, allowing members of the community to develop the content -- for gamers, by gamers. The developer friendly culture is expected to result in continual generation of original and challenging games to keep residents at the site.


Initial response to the "soft launch" of our website WWW.SUNGAME.COM has been very positive and management is now preparing to officially launch the site, which is not incorporated as part of this report. We have created a targeted launch campaign which will provide for managed growth of the SunGame community, prizes and increased viewership.

In October 2008, we secured a $250,000 investment from Singapore based Mindzeye Consulting Pte, Ltd (Mindzeye) and India based Diamond Star Exports Pvt. Ltd. (Diamond Star). As a result such investment, we have deployed the core system of SunGame and new servers in Singapore. Customers have begun to participate in the games available on the site and loading money into their eWallets. We have not recognized sales from the activities at this time, but we have had users of the product.

Since January 2009, we have established a development center in the Philippines. We have also developed a proprietary Virtual world center with BC2 and B2B provisioning. These developments have allowed us to deploy our B2C brand GameConnect and have launched the WWW.GAMECONNECT.COM website.

We currently have 5 games in the final stage of development:

1.       Golf
2.       Bowling
3.       Basketball
4.       Dogs with attitude
5.       Dragon fighting game

We are currently working to build a presence on the internet through such communities as MySpace.com, in order to actively market GameConnect to end users. We believe that this presence will be firmly in place in late August 2009.

Our Goals for the next year are as follows:

MILESTONES


    4th Quarter 2009      Completion and filing of Registration Statement.
                          Complete Development of Version 1.1 of
                          GameConnect Virtual World Launch Beta-version for existing members

    1st Quarter 2010      Refine initial launch, broaden to global marketplace
                          Pursue the transmedia social networking and virtual goods marketplace

    2nd Quarter 2010      Market campaign towards the business 2 business
                          segment. Increased partnerships within core market segments.

MARKET OPPORTUNITY

Despite the popularity of game console systems such as the Wii and Nintendo, the number one platform for games in 2007 was still personal computer. This is largely attributed to online gaming, and this trend is expected to continue as computer graphics and memory increases and prices decline.

The "average" game player is no longer the 25 year old male. As consumer exposure to computers and the internet increases, so does this player base. According to the Entertainment Software Association's 2007 ESSENTIAL FACTS ABOUT THE COMPUTER AND VIDEO GAME INDUSTRY, the average gamer is 33 years old and has been playing for 12 years. The following facts from that report provide insight with regard to our target audience.

     o 40% of all players are women, and women over 18 years of age are one of the industry's fastest growing demographics, today adult women a greater portion of the game-playing population 33% than boys age 17 or younger 18%.

     o 26% of game players are over the age of 50, an increase from 9% in 1999. This figure is sure to rise in coming years with nursing homes and senior centers across the nation now incorporating video games into their activities.

     o 51% of most frequent game players say they play games online at least one hour per week, up from 31 percent in 2002.

     o The average adult woman plays games 7.4 hours per week and the average adult man plays 7.6 hours per week.

     o 45% of parents say they play computer and video games with their kids weekly.

Traditional online, virtual world games require players to pay a monthly fee to take part in the virtual world. In order to participate in these worlds, users must create an avatar - a character that will represent them in the virtual world. This endeavor, in and of itself has spawned an industry; there are businesses devoted solely to the creation of customized avatars and their accessories and eBay regularly auctions "turnkey" avatars. The maintenance of a virtual designee is an art that many individuals take great pride in, with some participants logging substantial amounts of time and money to create.

The general strategy of the virtual communities is to create a virtual world around a game on a massive scale, so that millions can use it at any time. Games are initially free, enabling the community to develop, then as the audience reaches critical mass, retailer and advertising revenue will follow. It seems that this strategy is working quite effectively.

In May of 2007, IBM announced a new virtual IBM Business Center offering a place for IBM sales people, clients and partners to meet and conduct business together. The center has six divisions: Reception; Sales Center; Technical Support Library; Innovation Center; Client Briefing Center; and Conference Center, all accessible through Second Life. Staffed by real IBM sales representatives from around the world, their avatars can chat with visitors in several languages and build business relationships.

WWW.SUNGAME.COM


The GameConnect virtual world is based on a proprietary, fully owned system designed specifically for our company. Joining the sungame.com community is fast and easy, requiring three simple steps:


                    Please see Exhibit 99.1(a) for diagram.

Our website is the portal to all of the GameConnect activities. To establish a presence, users simply register at the site, after which they will be invited to download the SunGame Application. Once they have selected a user name, password and avatar, they will be redirected to GameConnect, where they can immediately start interacting with other residents.


The following diagram illustrates the architecture of this network.




                    Please see Exhibit 99.1(b) for diagram.






















For much of the rest of the function of the website, we will work in close partnership with "best solution" providers to integrate, host, localize and operate our technical system. Our key focus will be to modify and enhance these applications to enhance the GameConnect experience for its members.


The chart on the following page gives an overview of the applications available to visitors of the site. The site is essentially divided to serve two customer groups; consumers and businesses. The consumer areas are the most widely viewed sections, while the business areas will largely be utilized by the employees and customers of each given venture.

                    Please see Exhibit 99.1(c) for diagram.












CONSUMER APPLICATIONS

As a member of SunGame, residents utilize their avatar to access a multitude of activities. Navigation is intuitive and the site is designed to attract member to the profit centers such as tournaments and music download.


GameConnect's currency is the Sun Buck, which can be earned by players as they spend time involved at the site. While many residents will elect this option, as the average age of gamers rises and they assume the responsibilities of families and jobs, gamers have less time and more money, many prefer spending "real" money to build a bank account, likening it to renting a pay-per-view movie. To that end, residents can also purchase Sun Bucks at a rate of 100 for each $1.


GAME PLAY


The primary focus of the GameConnect community is gaming. Visitors will be able to select from a broad spectrum of chance and skill-based games. They will be able to challenge one or more other visitors to enter tournaments for cash prizes.


TOURNAMENTS

Once logged onto the site, users will, in future versions, be able to search upcoming tournaments to determine which they would like to participate in. Each tournament will have an entry cost, which will be deducted from the player's account or paid for before the start with an accepted payment method, such as a credit card.

Games can last from two to five minutes, and can include from two to hundreds of players at a single event. Once a winner has been established, the prize will be awarded as a deposit directly into their accounts. Prizes can be awarded in cash or Sun Bucks, depending on the method of payment used to enter the tournament. For each tournament played we retain 20% of the "pot" with 80% going to the winner. Upon completion of each tournament, all participants will be notified of the results via email.

CONTENT SHARING

Long recognized as the Golden Rule of the internet, "Content Is King." Visitors will surely be impressed by "cool" applications and try the latest thing, but if the content is not worthwhile and appealing, they will not stay.

GAME CREATION


GameConnect's community will highlight gaming. To that end, we have, and will continue to established relationships with independent gamer developers around the world. Game developers will be able to register and be certified to upload their games to the GameConnect portfolio. Once there, our incentive program offers registered programmers 10% of the revenue generated by their games, in addition to technical support with regard to system requirements, site code, etc. Management is confident this structure will attract a substantial number of developers to its site.


MUSIC DOWNLOADING


Music is a highly popular online media which will be offered to visitors in a number of ways on GameConnect. Music is streamed continuously over the site with a feature that enables visitors to click on the details of a title and/or download the song at any time.

The site will feature a music management application similar to iTunes(R), which will allow users to program and play music from their MP3 player and their GameConnect residence.


In addition to this advertising sponsored music offering, users will be able to download music for a fee.

MEDIA UPLOAD


Users will be able to upload and share their own photos, music, documents and videos for display in their virtual residence on GameConnect.


NETWORKING

CHAT


Community is the backbone of the GameConnect virtual world. While many visitors will come to play games, residents are also there to socialize with others.


EVENTS


Once a resident has established their avatar and "personal space" i.e., a home or apartment, they may invite other residents, alone or in groups, to visit their GameConnect home, host an event, or go visit other GameConnect features together.


ADMINISTRATIVE

PROFILE MANAGEMENT

Subscribers will be able to create their own content online, including the design of their room, changes to their avatar and updating of their profile.

Rather than having each individual create their own unique avatar, we provide users with a broad range of "fixed" avatars with some variables to change - i.e., hair color, outfit etc. This structure provides us with some control with regard to the server capacity and speed, in addition to reducing the general system requirements for all users (i.e., not all residents will have the capacity on their system to interact with high resolution.

SUN WALLET

A critical factor to the generating continuous revenue is the ease and security with which payments can be made. The online game industry consists of an enormous variety of player demographics, each with their own payment preferences. Some use credit cards, while others prefer bank account debiting, prepaid cards, or eWallets.

To this end, we have established several alternatives for residents to access and make payments to their accounts, through its relationship with Global Collect, a leader in the industry. With Global Collect, we are able to process orders through credit cards, pre-paid cards, money orders and a "Sun Wallet" (we have established a relationship with MoneyBookers, a leading eWallet provider to manage the SunWallet). We can also offer bank-based payments such as direct debits and off-line bank transfer solutions.

Global Collect also enables us to generate online and electronic reporting of all payment types from a single source. We can create customized reports to manage and review its accounts on a real-time basis. Sophisticated fraud screening services protect us from enabling non-paying customers from playing.

ACCOUNT MANAGEMENT

Once registered, users can manage their finances, including adding SunBucks to their Wallet, purchasing real estate, collecting tournament winnings, upgrading their membership, paying subscription fees or submitting cash tournament entry fees.

Basic membership is available at no charge to visitors; however users will also in next version have the option of a VIP membership for a monthly fee. As a VIP member, users will have access to premier real estate, be granted a monthly Sun Bucks allowance, secure priority reservations for high profile tournaments, early notification of special events and new features.

BUSINESS APPLICATIONS

The substantial opportunities in the interactive market give corporations a significant economic incentive to develop multi-media marketing campaigns. This "Transmedia" approach is particularly popular within the entertainment industry as it enables producers to convey a story through a myriad of layers, encouraging fan participation and interaction.

Conventional websites are no longer adequate for success. Television shows such as LOST and Heroes are the definitive examples, offering their audience an "experience" including ancillary materials, wikis, exploration games, back stories, cast bios, blogs, fan discussions, spoiler rumors, and screenshots.

Sun Game will pursue this sector, offering its development services to companies looking to utilize a multi-media marketing strategy. Anticipated activities include the following.

THIRD PARTY/PRIVATE LABEL DEVELOPMENT

We will create turnkey virtual worlds for companies seeking to establish a presence in this sector. Initially our focus will be the entertainment sector. Management believes this market represents a significant opportunity as their focus on promotion is well established, and a virtual presence provides a distinct marketing advantage. Longer term it is expected that a virtual component will be commonplace within many market sectors, particularly those websites looking to appeal to a younger or computer savvy audience. We offer a natural outsourcing alternative for those firms with the desire but without the capabilities to develop or maintain such an operation.

OPERATIONAL


Companies can build private, secure, virtual "corporate headquarters" on GameConnect. Business residents will essentially enter their own "world" as created for them by us. The activities and features of these worlds will be determined by the host.

ACCESS ADMINISTRATION

Our platform will enable each business to remotely control the entry to their own virtual world. Office administrators can establish passwords and clearance levels to ensure that only the proper employees gain access to confidential information.

COMMERCIAL

Product placement is common in all forms of media, however brand marketing in the virtual world provides customers with a significantly improved product interaction, and many companies and organizations now incorporate virtual worlds in their advertising budget.

E-COMMERCE


By creating an online store within GameConnect, users will be able to "interact" with products. For example, IBM has built a virtual store for Sears, where users can mock up a kitchen with Sears' appliances.


GAMING

As virtual worlds continue to gain in popularity, corporations will continue to seek ways to participate in this media. SunGame will work with corporate clients to develop online games for consumers. Games will be designed to generate brand and product awareness.

ADVERTISING



While the use of advertising within "virtual worlds" is a comparatively new idea. Management expects advertisement placement within its GameConnect games will make a contribution to revenue in the relatively near term.


COMPETITION

There are a number of companies active in the virtual world and gaming sectors that are already established. These companies include:

     -    SecondLife.com
     -    Zynga.com
     -    Pogo.com
     -    King.com
     -    Gameaccount.com

These established sites each have targeted a very specific genre of internet users. For example SecondLife is developed more towards technical users and Zynga has launched Social Networking games on Facebook.

There are 3 main market segments within the virtual world industry:

     1.   Virtual world provisioning to end users
     2. White label provisioning of virtual worlds to corporations using own proprietary software
     3. Virtual world customization (branding) to corporations using own or 3rd party virtual world systems

We are in a position to be able to offer a solution to all three markets segments. We have already launched the first Virtual World to end users and will ensure successful growth of this business. We have developed software and will begin the marketing of White Label provisioning of Virtual Worlds starting from August 2009. Each corporate customer that buys a White Label Virtual World System from us will have the opportunity to customize and brand the virtual world using their own resources or place that branding project in conjunction with us. In many cases, it will be more natural to place most or all of the customization/branding project with the Company.

EXPANSION STRATEGY


We have developed a focused, multi-pronged expansion strategy. The following tactics will be used to achieve our objectives.

INCREASE MEMBERSHIP THROUGH MANAGED GROWTH

We have implemented a controlled approach to growth; seeking to increase membership at rates that will enable it to support its membership and maintain appropriate server to customer ratios. Management estimates it can service approximately 5,000 registered users per server, which it anticipates will correspond to 200 simultaneous users. Management also anticipates the current software platform will support approximately 1 million registered users which should allow for one year to 18 months of growth.

We intend to promote the site through several channels. As the vast majority of virtual world communities achieve critical mass through word-of-mouth and grass roots "buzz", we will promote SunGames through other virtual communities. We will also look to reach potential residents through related blogs, gaming societies and conferences.

SOLICIT GAME DEVELOPERS


The initial game selection at GameConnect comprises three traditional skill-based games, including bowling, golf and jewel catcher. In keeping with our strategy to outsource the development of content, we expect the majority of its new gaming content will be created by independent game developers. As new and exciting offerings will be critical to our success, the site's culture will seek to nurture the creative abilities of the independent developer, providing an environment that facilitates their efforts to develop a following.


We have created a package for game developers who become certified to provide content. In addition to retaining ownership of their intellectual property, developers will be entitled to 10% of the revenues generated by their product.

PURSUE THE BUSINESS TO BUSINESS MARKET


Management anticipates the business to business ("B2B") sector represents a significant opportunity for us. It is estimated that 170 high profile companies, such as Coke, Dell, Ben and Jerry's, and Sun Microsystems have set up virtual worlds. We anticipate the B2B sector will be attracted to our less technical interface, along with our ability to deliver customized, turn-key virtual worlds.


As an early entrant in the market, we are looking to establish a presence within the corporate marketplace by providing a comprehensive package for users. Beyond the creation of the virtual world, we will be able to provide a variety of user activities, including back-end provisioning, customer relations management, hardware and software setup, registration pages, profile pages, etc.

BACKLOG OF ORDERS.

We currently have no orders for sales at this time.

GOVERNMENT CONTRACTS.

We have no government contracts.

COMPANY SPONSORED RESEARCH AND DEVELOPMENT.

We are not conducting any research.

NUMBER OF PERSONS EMPLOYED.

As of September 30, 2009, we have 1 full-time employee, Guy M. Robert and 1 part-time administrative employee. Mr. Robert works up to 40 hours per week and other Directors work on an as needed basis up to 40 hours per week.


PLAN OF OPERATIONS

We had no operations prior to and we did not have any revenues during the fiscal year ended December 31, 2008. We did not recognize any income in the year ended December 31, 2007. We have minimal capital, minimal cash, and only our intangible assets consist of our business plan, relationships, and contacts. We are illiquid and need cash infusions from investors or shareholders to provide capital, or loans from any sources.

The following represents our projected operations time line:

MILESTONES


4th Quarter 2009        Completion of Registration Statement
                        Complete  Development  of Version 1.1 of GameConnect
                        Virtual World Launch Beta-version for existing members

1st Quarter 2010        Refine initial launch, broaden to global marketplace
                        Pursue the transmedia social networking and virtual goods marketplace.



2nd Quarter 2010        Refine initial launch, broaden to global marketplace
                        Market campaign towards the business 2 business segment.
                        Increased partnerships within core market segments.


The following table presents the projected Budget for the period of June 2009 through June 2010, of which we have approximately $22,286 on hand at December 31, 2008, and budget for expanded operations funded through our offering of Shares underlying Warrants. We anticipate using the funds raised by our Offering Units without ascribing any priority to category. Management will have complete discretionary control over the actual utilization of said funds and there can be no assurance as to the manner or time in which said funds will be utilized.

                                    TABLE III
                            LIMITED OPERATIONS BUDGET
                      (ASSUMING NO OTHER CAPITAL IS RAISED)


 EXPENDITURE ITEM                                        25%                 50%                75%                 100%
-------------------------------------------------------------------------------------------------------------------------
System Development and Integration                  $150,000           $ 350,000          $ 350,000             $390,000
Professional Fees                                    $50,000             $50,000            $60,000              $70,000
Sales, Marketing, Strategic Partnerships             $50,000            $150,000           $300,000             $440,000
General & Administrative                             $25,000            $100,000           $200,000             $200,000
Working Capital                                      $25,000            $100,000           $215,000             $400,000
                                                    ---------          ----------         ----------            --------

Total                                               $300,000            $750,000         $1,125,000           $1,500,000

We will need substantial additional capital to support our proposed future operations. We have NO revenues. We have NO committed source for any funds as of date here. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.

As a result of becoming a publicly reporting company with the SEC we will incur costs in connection with complying with the reporting requirements of the SEC. Such costs will include annual audits and those legal costs in connection with making filings with the SEC. We have accounted for such costs in professional fees and general and administrative costs in the Table III. We do not anticipate such costs to be material after the effectiveness of this Registration Statement.

Because of the limited financial resources that we have, it is unlikely that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one area will subject us to economic fluctuations within the virtual world industry and therefore increase the risks associated with our operations due to lack of diversification.


We anticipate generating the vast majority of our revenues from our advertisers. Advertisers can generally terminate their contracts, at any time. Advertisers could decide to not do business with us if their investment in advertising with us does not generate sales leads, and ultimately customers, or if we do not deliver their advertisements in an appropriate and effective manner. If we are unable to remain competitive and provide value to advertisers, they may stop placing ads with us, which would negatively harm future revenues and business. In addition, expenditures by advertisers tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns. Any decreases in or delays in advertising spending due to general economic conditions could delay or reduce our revenues or negatively impact our ability to grow our revenues.


In the event we are unable to achieve  additional  capital  raising  through our
Warrants exercise, we will limit operations to fit within our capital availability. In such event, we will probably seek loans for operating capital. We have not achieved any commitments for loans from any source. In any event our business can be operated with a skeleton staff and have limited advertising/marketing budget, which could cause us to remain unprofitable and eventually fail.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

B.  DESCRIPTION OF PROPERTY

DESCRIPTION OF PROPERTIES/ASSETS

(a)   Real Estate.               None.
(b)   Title to properties.       None.
(c)   Oil and Gas Prospects.     None.
(d)   Patents.                   None.


We do not own any property, real or otherwise. SunGame operations are principally located at 501 Silverside Road, Suite 105, Wilmington, DE 19809. SunGame pays monthly rent or fees for the use of this office and related facilities of $90.

C.  LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings, nor are we aware of any civil proceeding or government authority contemplating any legal proceeding.

D.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Currently there is no public trading market for our common stock or our Units, and we have not applied to have the common stock quoted for trading in any venue. We intend to apply to have the common stock quoted on the OTC Bulletin Board immediately after filing this registration statement. No trading symbol has yet been assigned.

The offering of the shares registered hereby could have a material negative effect on the market price for the stock if it is approved for quotation on the OTC / BB.

RULES GOVERNING LOW-PRICE STOCKS THAT MAY AFFECT OUR SHAREHOLDERS' ABILITY TO RESELL SHARES OF OUR COMMON STOCK

Our stock currently is not traded on any stock exchange or quoted on any stock quotation system. After filing the registration statement in which this prospectus is included, we intend to solicit a broker to apply for quotation of common stock on the FINRA's OTC/BB.

Quotations on the OTC/BB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Our common stock will be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers are and may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser's written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

HOLDERS

As of the filing of this prospectus, we have 38 shareholders of record of our common stock. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 6 months, is entitled to sell shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144.


As of the date of this prospectus, our selling shareholders hold 10,000,000 Shares, 6,400,000 of which may be sold pursuant to this Registration Statement, including those of affiliates who own 8,573,500 and officers/directors who own 5,473,500 in the aggregate.


DIVIDENDS

As of the filing of this prospectus, we have not paid any dividends to shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Delaware Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

E.  FINANCIAL STATEMENTS

The audited financial statements of SunGame Corporation for the years ended December 31, 2008 and 2007 appear on pages F-1 through F-10. The unaudited financial statements for the nine and three month period ended September 30, 2009 appear as pages F-11 through F-20.

                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Sungame Corporation
Wilmington, Delaware

I have  audited  the  accompanying  balance  sheets of  Sungame  Corporation  (a development stage company) as of December 31, 2008 and 2007, and the related statements of operations, stockholders' equity and cash flows for the years then ended and for the period from November 14, 2006 (inception of the development stage) through December 31, 2008 . These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sungame Corporation as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended and for the period from November 14, 2006 (inception of the development stage) through December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficit and stockholders' deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado                                /s/Ronald R. Chadwick, P.C.
March 23, 2009                                     RONALD R. CHADWICK, P.C.

                               SUNGAME CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                                 Balance Sheets

                                                                                    December 31,
                                                                               2008             2007
                                                                           -------------    -------------

ASSETS:
   Current Assets:
      Cash                                                                 $     22,286     $      2,926
                                                                                      -                -
                                                                           -------------    -------------

Total Current Assets                                                             22,286            2,926
                                                                           -------------    -------------

   Fixed Assets
      Office Equipment                                                            1,373
      Accumulated Depreciation                                                      (46)
                                                                           -------------    -------------
Total Fixed Assets                                                                1,327                -
                                                                           -------------    -------------

TOTAL ASSETS                                                               $     23,613     $      2,926
                                                                           =============    =============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY:

    Current Liabilities:
        Related Party Payable                                              $          -     $    775,000
        Contracts Payable                                                       190,000                -
        Loans Payable - Stockholder                                             110,000          118,369
                                                                           -------------    -------------

Total Current Liabilities                                                       300,000          893,369
                                                                           -------------    -------------

Stockholders' Deficiency:

Common stock, par value, $0.001                                                   8,500                1
    100,000,000 authorized with:
     8,500,000 issued and outstanding at December 31, 2008
      and 1,500 issued and outstanding at Dec. 31, 2007 & 2006
Paid in Capital                                                               1,587,409            1,499
Preferred Stock, par value $0.001
5,000,000 authorized with none outstanding

    Accumulated deficit                                                      (1,872,296)        (891,943)
                                                                           -------------    -------------

Total Stockholders' Deficiency                                                 (276,387)        (890,443)
                                                                           -------------    -------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                             $     23,613     $      2,926
                                                                           =============    =============





   The accompanying notes are an integral part of these financial statements

                              SUNGAME CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                            Statements of Operations

                                                                                         November 14,
                                                      Year ended                      2006, (Inception)
                                                     December 31,                      to December 31,
                                            -----------------------------------       -------------------
                                                 2008             2007                       2008
                                            ---------------   --------------          -------------------
REVENUE:                                    $            -    $           -           $                -
                                            ---------------   --------------          -------------------

TOTAL INCOME                                             -                -                            -
                                            ---------------   --------------          -------------------

COSTS AND EXPENSES:
      Software development                         120,500          864,549                      985,049
      Stock based compensation                     587,300                                       587,300
      Depreciation                                      46                                            46
      Consulting fees                              257,500                                       257,500
      Startup costs                                 15,007           25,894                       42,401
                                            ---------------   --------------          -------------------

TOTAL EXPENSES                                     980,353          890,443                    1,872,296
                                            ---------------   --------------          -------------------

NET LOSS FROM OPERATIONS                          (980,353)        (890,443)                  (1,872,296)
                                            ---------------   --------------          -------------------


OTHER INCOME AND (EXPENSES)
                                                         -                -                            -
                                            ---------------   --------------          -------------------


NET LOSS                                    $     (980,353)   $    (890,443)          $       (1,872,296)
                                            ===============   ==============          ===================

Per Share Information
Loss per common share                       $        (0.46)   $     (593.63)
                                            ===============   ==============


Weighted average number
of shares outstanding                            2,126,125            1,500
                                            ===============   ==============















   The accompanying notes are an integral part of these financial statements

                              SUNGAME CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                  Statements of Stockholder's Equity (Deficit)

                                         Common                            Preferred   Common     Stock
                              Common    Dollars at   Paid in    Preferred  Dollars     Stock    Subscription Retained  Stockholders'
                              Shares    $0.001 Par   Capital     Shares    $0.001 Par Subscribed Receivable   Earnings    Equity
                            -------------------------------------------------------------------------------------------------------
Balances 11/14/06                    -  $       -   $       -          -   $      -   $      -  $       -   $       -   $        -
Shares to parent
 for services                    1,500          1       1,499                                                                1,500
Net loss for year                                                                                              (1,500)      (1,500)
                            ----------- ----------  ----------  ---------  ---------  --------- ----------  ----------  -----------
Balances at
 December 31, 2006               1,500          1       1,499          -          -          -          -      (1,500)           -

Net loss for year                                                                                            (890,443)    (890,443)
                            ----------- ----------  ----------  ---------  ---------  --------- ----------  ----------  -----------
Balances at
 December 31, 2007               1,500          1       1,499          -          -          -          -    (891,943)    (890,443)

Shares issued to
 parent for debt relief      4,123,500      4,124     770,876                                                              775,000
Shares issued for services   3,875,000      3,875     583,425                                                              587,300
Shares issued for cash         500,000        500     119,500                                                              120,000
Warrants issued for cash                                5,000                                                                5,000
Additional paid-in capital
 from parent                                          107,109                                                              107,109
Net loss for year                                                                                            (980,353)    (980,353)
                            ----------- ----------  ----------  ---------  ---------  --------- ----------  ----------  -----------
Balances at
 December 31, 2008           8,500,000  $   8,500  $1,587,409              $      -   $      -  $       - $(1,872,296)  $ (276,387)
                            =========== ==========  ==========  =========  =========  ========= ==========  ==========  ===========








   The accompanying notes are an integral part of these financial statements

                              SUNGAME CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                            Statements of Cash Flows

                                                                                                   November 14,
                                                                            Year ended             2006, (Inception)
                                                                           December 31,            to December 31,
                                                                      -----------  ----------      --------------
                                                                         2008        2007              2008
                                                                      -----------  ----------      --------------

CASH FLOWS FROM OPERATING ACTIVITIES

     Net Income (Loss)                                                $ (980,353)  $ (890,443)     $  (1,872,296)
      Adjustments to reconcile net loss to
         net cash used by operating activities:
        Depreciation                                                          46                              46
        Increase in accrued expenses                                     190,000           -             190,000
        Increase in accounts payable                                                 775,000                   -
        Compensatory stock issuances                                     587,300           -           1,362,300
                                                                      -----------  ----------      --------------
NET CASH USED BY OPERATING ACTIVITIES                                   (203,007)   (115,443)           (319,950)
                                                                      -----------  ----------      --------------

CASH FLOWS FROM INVESTING ACTIVITIES

     (Increase) in Fixed Assets                                           (1,373)          -              (1,373)
                                                                      -----------  ----------      --------------

NET CASH USED FOR INVESTING ACTIVITIES                                    (1,373)          -              (1,373)
                                                                      -----------  ----------      --------------

CASH FLOWS FROM FINANCING ACTIVITIES

      Sales of Common Stock and Warrants                                 125,000                         126,500
      Paid in capital                                                    107,109                         107,109
      (Decrease) Increase in Loans Payable                                (8,369)    118,369             110,000
                                                                      -----------  ----------      --------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                223,740     118,369             343,609
                                                                      -----------  ----------      --------------

NET INCREASE IN CASH & CASH EQUIVALENTS                                   19,360       2,926              22,286

BEGINNING CASH & CASH EQUIVALENTS                                          2,926           -                   -
                                                                      -----------  ----------      --------------

ENDING CASH & CASH EQUIVALENTS                                        $   22,286   $   2,926       $      22,286
                                                                      ===========  ==========      ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     Cash paid for interest expense                                   $        -   $       -       $           -
                                                                      ===========  ==========      ==============
     Cash paid for income taxes                                       $        -   $       -       $           -
                                                                      ===========  ==========      ==============

NON-CASH TRANSACTIONS
     Stock issued for services                                        $  587,300   $       -       $     587,300
     Stock issued for debt relief                                        775,000           -             775,000
                                                                      -----------  ----------      --------------
                                                                      $ 1,362,300  $       -       $   1,362,300
                                                                      ===========  ==========      ==============



   The accompanying notes are an integral part of these financial statements

                               SUNGAME CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007


1.       BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BUSINESS

         The accompanying financial statements include the accounts of SunGame Corporation ("the Company"), a Delaware corporation. The Company is an early development stage company that intends to become a leader in providing seamless gambling and skill gaming in a virtual world. The Company believes that it can exploit the market that is at the confluence of gaming and gambling, and that this market is very significant. The Company will provide various types of Skill Games in an online Virtual World where the users, regardless of location can compete and place bets, using virtual money or real money and where the end users can be individuals or corporations.

         The main activity will be to provide a network that attracts players who interact in a seamless environment. The main goal will be to introduce competitive and unique products in an already established market place. The Company will be a premier marketer of money related activities that will have distinct comparative advantages compared to both direct and indirect competitors.

         The Company was incorporated in Delaware on November 14, 2006. The Company's fiscal year end is December 31st.

         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         DEVELOPMENT STAGE COMPANY

         The Company is a development stage company as defined by Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business. All losses accumulated since inceptions have been considered as part of the Company's development stage activities.

         RISKS AND UNCERTAINTIES

         The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company's operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenue and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on management's future expectations for the Company's operations. The Company's actual results could vary materially from management's estimates and assumptions.

                               SUNGAME CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007



         PROPERTY AND EQUIPMENT

         Property and equipment, when acquired, will be stated at cost. Depreciation will be computed using the straight-line method to allocate the cost of depreciable assets over the estimated useful lives of the assets.

         SOFTWARE COSTS

         The costs for internal use software, whether developed or obtained, are assessed to determine whether they should be capitalized or expensed in accordance with American Institute of Certified Public Accountants' Statement ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Capitalized software costs are reflected as property and equipment on the balance sheet and are to be depreciated when the Company begins recording revenue the deemed date that the software is placed in service. As of the date of these financial statements the development of the software necessary to achieve the business purposes of the Company is in an undeterminable state causing the Company to deem the asset to be impaired. This conclusion requires that the costs incurred to date be treated as expenses as opposed to the capitalizing of the software.

         START-UP COSTS

         Start-up costs that would commonly be capitalized as Other Assets to be amortized over a period of five years have also been deemed to be impaired for the same reasons stated in the paragraph on "Software Costs". Based on these circumstances, management has elected to expense these start-up costs as well.

         "Long-lived assets" are reviewed for impairment of value whenever events or changes in circumstances indicate that the carrying value of the assets might not be recoverable or at least at the end of each reporting period. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying value of an asset is not recoverable. For Long-lived assets to be held and used, management measures fair value based on quoted market prices or based on discounted estimates of future cash flows.

         CONCENTRATION OF CREDIT RISK

         The Company's financial instruments that are exposed to concentrations and credit risk primarily consist of amounts due to related parties. The Company presently uses one vendor for all of its software development.

                               SUNGAME CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007


         INCOME TAXES

         Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such asset will not be recovered. At December 31, 2007 the Company had no net operating loss carryforwards due to book/tax differences of $890,443. At December 31, 2008 the Company had a no net operating loss carryforward of approximately $980,000 which expires in 2028. The deferred tax asset of $382,000 created by the net operating loss has been offset by a 100% valuation allowance. The change in the valuation allowance in 2008 was $382,000.

2.       GOING CONCERN UNCERTAINTY AND MANAGEMENTS' PLANS

         In the Company's audited financial statements for the fiscal years ended December 31, 2007 and 2008, the Report of the Independent Registered Public Accounting Firm includes an explanatory paragraph that describes substantial doubt about the Company's ability to continue as a going concern. The Company's financial statements for 2007 and 2008 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported a net loss of $890,443 and $980,353 for the years ended December 31, 2007 and 2008, and an accumulated deficit of $891,943 and $1,872,296 as of December 31, 2007 and 2008. At December
         31, 2007 and 2008, the Company's total current liabilities exceed total current assets by $890,443 and $277,714.

         The future success of the Company is likely dependent on its ability to attain additional capital, or to find an acquisition to add value to its present shareholders and ultimately, upon its ability to attain future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations. Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

3.       PROPERTY AND EQUIPMENT

         The Company has incurred software costs in the development of its virtual world in the cumulative amount of $985,049 at December 31, 2008. Per the discussion under "Software Costs" this amount has been expensed.

                               SUNGAME CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007


4.       ACCOUNTS PAYABLE

         At December 31, 2007 accounts payable totaled $775,000 and was owed to one creditor, Adversor, Inc., a majority shareholder of the Company. During the year ended December 31, 2008 the creditor agreed to forgive the $775,000 in exchange for 4,123,500 shares of the Company's restricted common stock (See Note 7).


5.       CONTRACTS PAYABLE

         During the year ended December 31, 2008 the Company entered into a Corporate Finance Advisory Services Agreement with Friedland Global Capital Markets, LLC ("Friedland"). The Agreement provides that the Company will pay a remaining total of $190,000 for services as set forth in the Agreement. These funds payable are non-interest bearing and due on demand.

6.       ADVANCE PAYABLE, RELATED PARTY

         During the year ended December 31, 2007, the Company's majority shareholder, Adversor, Inc. ("Adversor") advanced funds of $118,369 to the Company for operations. During the year ended December 31, 2008 Adversor advanced an additional $98,740 to support operations. In 2008 Adversor donated $107,109 to the Company's capital, leaving a year end balance owed to Adversor of $110,000. These amounts owed are non-interest bearing and due on demand.

7.       STOCKHOLDERS' DEFICIENCY

         COMMON STOCK

         In October 2008, the Company entered into a Security Purchase Agreement (Security Purchase Agreement) with a third party. The Company received cash of $125,000 in exchange for 500,000 shares of restricted common stock and a warrant exercisable for 500,000 shares of the Company's restricted common stock. The warrant has an exercise price of $0.80 per share and a term of three years. The shares were sold at a price of $0.25 per share with $0.24 per share allocated to the common stock and $0.01 per share allocated to the warrant.

         In October 2008, the Company entered into a Services Agreements with two parties. The Services Agreements provides for the Company to receive services totaling up to $625,000 in connection with the development of its website and gaming software to be paid for by the issuance of up to 2,500,000 shares of the Company's common stock. During the year ended December 31, 2008, the Company issued 1,600,000 of these shares in exchange for services performed at that time totaling $400,000. The shares were issued at a price of $0.25 per share.

                               SUNGAME CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007



         In October 2008, the Company issued 4,123,500 shares of its restricted common stock to its majority shareholder, Adversor in exchange for their efforts in the settlement of $775,000 of outstanding accounts payable owed to an unrelated third party vendor. The shares were issued at a price of $0.188 per share.

         In September 2008, the Company issued 1,375,000 shares of its restricted common stock to a director, Mr. Goss, of the Company as payment for services totaling $137,5,00. The shares were issued at a price of $0.10 per share.

         In June 2008, the Company issued 902,000 shares of its restricted common stock to Friedland, in exchange for services totaling $50,000 provided under the Finance Advisory Services Agreement. The shares were issued at a price of $0.055 per share.

         WARRANTS

         At December 31, 2008, the following warrants to purchase common stock were outstanding:

              NUMBER OF COMMON
         SHARES COVERED BY WARRANTS     EXERCISE PRICE         EXPIRATION DATE

                     50,000                 $0.80                October 2011
              -------------
                     50,000


         OTHER CAPITAL TRANSACTIONS

         During the year ended December 31, 2008, the majority shareholder, Adversor, paid $20,000 for services on the Company's behalf. In addition, during the year ended December 31, 2008, Adversor forgave $87,109 in debt owed to them. The Company has treated such amounts as capital contributions and as such has increased Additional Paid in Capital by $107,109.

                               SUNGAME CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)


                               SEPTEMBER 30, 2009
                              FINANCIAL STATEMENTS
                                  (UNAUDITED)

                              SUNGAME CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS


                                                                                       September 30,         December 31,
                                                                                            2009                 2008
                                                                                      -----------------    -----------------
                                                                                         Unaudited

ASSETS:

   Current Assets:
      Cash                                                                            $          3,252     $         22,286
                                                                                      -----------------    -----------------
Total Current Assets                                                                             3,252               22,286

   Fixed Assets                                                                                  1,373                1,373
      Depreciation                                                                                (252)                 (46)
                                                                                      -----------------    -----------------
Total Fixed Assets                                                                               1,121                1,327

TOTAL ASSETS                                                                          $          4,373     $         23,613
                                                                                      =================    =================

LIABILITIES AND STOCKHOLDERS' DEFICIT:

    Current Liabilities:
        Accounts Payable                                                              $         17,950     $              -
        Contract Payable                                                                       165,000              190,000
        Loans Payable - Stockholder                                                            117,470              110,000
                                                                                      -----------------    -----------------

Total Current Liabilities                                                                      300,420              300,000
                                                                                      -----------------    -----------------

Stockholders' Deficit:

    Common stock, par value $0.001
    100,000,000 shares authorized; 9,600,000 and 8,500,000                                       9,600                8,500
        issued and outstanding respectively
    Preferred stock, par value $0.001
    5,000,000 shares authorized; no shares issued or
    outstanding                                                                                      -                    -
    Paid in capital                                                                          1,861,309            1,587,409
    Accumulated deficit                                                                     (2,166,956)          (1,872,296)
                                                                                      -----------------    -----------------

Total Stockholders' Deficit                                                                   (296,047)            (276,387)
                                                                                      -----------------    -----------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                           $          4,373     $         23,613
                                                                                      =================    =================

















   The accompanying notes are an integral part of these financial statements

                               SUNGAME CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS



                                                                                                                 November 14,
                                                       Three Months ended           Nine Months ended           2006, (Inception)
                                                         September 30,                September 30,              September 30,
                                                       2009          2008          2009           2008                2009
                                                    -----------   -----------   ------------   -----------      -----------------
                                                    Unaudited     Unaudited      Unaudited     Unaudited           Unaudited

REVENUE:
   Miscellaneous Income                             $   25,000    $        -    $    25,000    $        -       $              -
                                                    -----------   -----------   ------------   -----------      -----------------

TOTAL INCOME                                            25,000             -         25,000             -                      -
                                                    -----------   -----------   ------------   -----------      -----------------

COSTS AND EXPENSES:
     Consulting                                              -             -         25,000         3,698                844,800
     Depreciation                                           69             -            206                                  252
     General and Administrative                         13,592            35         18,925         1,632                 54,730
     Legal and professional                             19,390                       40,980                               40,980
     Travel                                                  -                        1,016                                7,612
     Website development                                24,853        10,000        233,533        75,000              1,218,582
                                                    -----------   -----------   ------------   -----------      -----------------

TOTAL EXPENSES                                          57,904        10,035        319,660        80,330              2,166,956
                                                    -----------   -----------   ------------   -----------      -----------------

NET LOSS FROM OPERATIONS                               (32,904)      (10,035)      (294,660)      (80,330)            (2,166,956)
                                                    -----------   -----------   ------------   -----------      -----------------


OTHER INCOME AND (EXPENSES)
                                                             -             -              -             -                      -
                                                    -----------   -----------   ------------   -----------      -----------------
                                                             -             -              -             -                      -
                                                    -----------   -----------   ------------   -----------      -----------------


NET LOSS                                            $  (32,904)   $  (10,035)   $  (294,660)   $  (80,330)      $     (2,166,956)
                                                    ===========   ===========   ============   ===========      =================

Per Share Information
Loss per common share                               $  (0.00)     $    (6.69)   $    (0.03)    $   (53.55)
                                                    ===========   ===========   ============   ===========


Weighted average number
of shares outstanding                                9,600,000         1,500      9,233,333         1,500
                                                    -----------   -----------   ------------   -----------










   The accompanying notes are an integral part of these financial statements

                               SUNGAME CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS



                                                                                                            November 14,
                                                                 Nine Months ended     Nine Months ended   2006, (Inception)
                                                                  September 30,        September 30,       to September 30,
                                                                      2009                  2008                2009
                                                                ------------------   -------------------   ---------------
                                                                   (Unaudited)          (Unaudited)         (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES

     Net Income (Loss)                                          $        (294,660)   $          (80,330)   $   (2,166,956)
      Adjustments to reconcile net loss to
         net cash used by operating activities:
        Depreciation                                                          207                                     253
        Increase/(Decrease) in accounts payable                            17,950                     -            17,950
        Contracts payable                                                 (25,000)                                165,000
        Compensatory stock issuances                                      150,000                                 737,300
                                                                ------------------   -------------------   ---------------
NET CASH USED BY OPERATING ACTIVITIES                                    (151,503)              (80,330)       (1,246,453)
                                                                ------------------   -------------------   ---------------

CASH FLOWS FROM INVESTING ACTIVITIES

     Purchase of Fixed Assets                                                   -                     -            (1,373)
                                                                                -                     -                 -
                                                                ------------------   -------------------   ---------------

NET CASH USED FOR INVESTING ACTIVITIES                                          -                     -            (1,373)
                                                                ------------------   -------------------   ---------------

CASH FLOWS FROM FINANCING ACTIVITIES

      Sale of Common Stock                                                    500                                   9,000
      Increase in Paid in Capital                                         124,500                     -         1,124,608
      Increase in Loans Payable - Stockholder                               7,470                78,740           117,470
                                                                ------------------   -------------------   ---------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                 132,470                78,740         1,251,078
                                                                ------------------   -------------------   ---------------

NET INCREASE IN CASH & CASH EQUIVALENTS                                   (19,033)               (1,590)            3,252

BEGINNING CASH & CASH EQUIVALENTS                                          22,285                 2,926                 -
                                                                ------------------   -------------------   ---------------

ENDING CASH & CASH EQUIVALENTS                                  $           3,252    $            1,336    $        3,252
                                                                ==================   ===================   ===============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     Cash paid for interest expense                             $               -    $                -    $            -
                                                                ==================   ===================   ===============
     Cash paid for income taxes                                 $               -    $                -    $            -
                                                                ==================   ===================   ===============

NON-CASH TRANSACTIONS
     Stock issued for services                                  $         150,000    $                -    $      738,800
                                                                ==================   ===================   ===============
     Paid in capital from debt relief                           $               -    $                -    $      775,000
                                                                ==================   ===================   ===============


   The accompanying notes are an integral part of these financial statements

                               SUNGAME CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                  STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)


                                                             Common                                                    Stockholders'
                                                  Common    Dollars at   Paid in    Preferred  Preferred   Retained      Equity/
                                                  Shares      No Par     Capital      Shares   Par ($.10)  Earnings     (Deficit)
                                                ----------- ----------  ----------- ---------- ---------- ------------ -------------
BALANCES 11/14/06                                         - $       -   $         -          - $       -  $          - $          -

11/15/06 Shares issued to Adversor, Inc. (parent)
  for services valued at $1,500                       1,500         1         1,499                                           1,500

Gain (loss) for period                                                                                          (1,500)      (1,500)

                                                ------------------------------------------------------------------------------------
BALANCES 12/31/2006                                   1,500         1         1,499          -         -        (1,500)           -

Gain (loss) for period                                                                                        (890,443)    (890,443)
                                                ------------------------------------------------------------------------------------
BALANCES 12/31/2007                                   1,500         1         1,499          -         -      (891,943)    (890,443)

9/30/08 Paid in Capital - Parent Corp                                       107,109                                         107,109

10/1/08 Stock issued to parent in connection with
  services provided for debt relief               4,123,500     4,124       770,876                                         775,000

10/1/08 Stock issued for services                 2,275,000     2,275       185,025                                         187,300

Stock issued for cash                               500,000       500       119,500                                         120,000

500,000 warrants issued @ $0.01                                               5,000                                           5,000

10/9/08 Stock issued for services                 1,600,000     1,600       398,400                                         400,000

Gain (loss) for period                                                                                        (980,353)    (980,353)
                                                ------------------------------------------------------------------------------------
BALANCES 12/31/08                                 8,500,000     8,500     1,587,409          -         -    (1,872,296)    (276,387)

Stock issued for cash                               500,000       500       119,500                                         120,000

500,000 warrants issued @ $0.01                                               5,000                                           5,000

Stock issued for services per agreement             600,000       600       149,400                                         150,000

Gain (loss) for period                                                                                        (294,660)    (294,660)
                                                ------------------------------------------------------------------------------------
BALANCES 9/30/09 - UNAUDITDED                     9,600,000 $   9,600    $1,861,309          - $       -  $ (2,166,956)$   (296,047)
                                                ====================================================================================




   The accompanying notes are an integral part of these financial statements

                               SUNGAME CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009


1.       BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BUSINESS

         The accompanying financial statements include the accounts of SunGame Corporation ("the Company"), a Delaware corporation. The Company is an early development stage company that intends to become a leader in providing seamless gambling and skill gaming in a virtual world. The Company believes that it can exploit the market that is at the confluence of gaming and gambling, and that this market is very significant. The Company will provide various types of Skill Games in an online Virtual World where the users, regardless of location can compete and place bets, using virtual money or real money and where the end users can be individuals or corporations.

         The main activity will be to provide a network that attracts players who interact in a seamless environment. The main goal will be to introduce competitive and unique products in an already established market place. The Company will be a premier marketer of money related activities that will have distinct comparative advantages compared to both direct and indirect competitors.

         The Company was incorporated in Delaware on November 14, 2006. The Company's fiscal year end is December 31st.

         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         DEVELOPMENT STAGE COMPANY

         The Company is a development stage company as defined by Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business. All losses accumulated since inceptions have been considered as part of the Company's development stage activities.

         INTERIM PRESENTATION

         In the opinion of the management of the Company, the accompanying unaudited financial statements include all material adjustments, including all normal and recurring adjustments, considered necessary to present fairly the financial position and operating results of the Company for the periods presented. The financial statements and notes do not contain certain information included in the Company's financial statements for the year ended December 31, 2008. It is the Company's opinion that when the interim financial statements are read in conjunction with the December 31, 2008 Audited Financial Statements, the disclosures are adequate to make the information presented not misleading. Interim results are not necessarily indicative of results for a full year or any future period.

                               SUNGAME CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009


         RISKS AND UNCERTAINTIES

         The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company's operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenue and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on management's future expectations for the Company's operations. The Company's actual results could vary materially from management's estimates and assumptions.

         PROPERTY AND EQUIPMENT

         Property and equipment, when acquired, will be stated at cost. Depreciation will be computed using the straight-line method to allocate the cost of depreciable assets over the estimated useful lives of the assets.

         SOFTWARE COSTS

         The costs for internal use software, whether developed or obtained, are assessed to determine whether they should be capitalized or expensed in accordance with American Institute of Certified Public Accountants' Statement ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Capitalized software costs are reflected as property and equipment on the balance sheet and are to be depreciated when the Company begins recording revenue the deemed date that the software is placed in service. As of the date of these financial statements the development of the software necessary to achieve the business purposes of the Company is in an undeterminable state causing the Company to deem the asset to be impaired. This conclusion requires that the costs incurred to date be treated as expenses as opposed to the capitalizing of the software.

         START-UP COSTS

         Start-up costs that would commonly be capitalized as Other Assets to be amortized over a period of five years have also been deemed to be impaired for the same reasons stated in the paragraph on "Software Costs". Based on these circumstances, management has elected to expense these start-up costs as well.

         "Long-lived assets" are reviewed for impairment of value whenever events or changes in circumstances indicate that the carrying value of the assets might not be recoverable or at least at the end of each reporting period. Conditions that would necessitate an impairment

                               SUNGAME CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

         assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying value of an asset is not recoverable. For Long-lived assets to be held and used, management measures fair value based on quoted market prices or based on discounted estimates of future cash flows.

         CONCENTRATION OF CREDIT RISK

         The Company's financial instruments that are exposed to concentrations and credit risk primarily consist of amounts due to related parties. The Company presently uses one vendor for all of its software development.

         INCOME TAXES

         Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such asset will not be recovered. At December 31, 2008 the Company had a no net operating loss carryforward of approximately $980,000 which expires in 2028. The deferred tax asset of $382,000 created by the net operating loss has been offset by a 100% valuation allowance. The change in the valuation allowance in 2008 was $382,000.

2.       GOING CONCERN UNCERTAINTY AND MANAGEMENTS' PLANS

         In the Company's audited financial statements for the fiscal years ended December 31, 2007 and 2008, the Report of the Independent Registered Public Accounting Firm includes an explanatory paragraph that describes substantial doubt about the Company's ability to continue as a going concern. The Company's financial statements for the year ended December 31, 2008 and the nine months ended September 30, 2009, have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported a net loss of $294,660 during the nine months ended September 30, 2009, and an accumulated deficit of $2,166,956 as of September 30, 2009. At September 30, 2009, the Company's total current liabilities exceed total current assets by $296,047.

         The future success of the Company is likely dependent on its ability to attain additional capital, or to find an acquisition to add value to its present shareholders and ultimately, upon its ability to attain future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations. Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

                               SUNGAME CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

3.       PROPERTY AND EQUIPMENT

         The Company has incurred software costs in the development of its virtual world in the cumulative amount of $985,049 at December 31, 2008 and $233,533 at September 30, 2009. Per the discussion under "Software Costs" this amount has been expensed.

4.       CONTRACTS PAYABLE

         During the year ended December 31, 2008, the Company entered into a Corporate Finance Advisory Services Agreement with Friedland Global Capital Markets, LLC ("Friedland"). The Agreement provides that the Company will pay a remaining total of $190,000, at December 31, 2008, for services as set forth in the Agreement. These funds payable are non-interest bearing and due on demand. During the nine months ended September 30, 2009, the Company paid $25,000 on the outstanding amount.

6.       ADVANCE PAYABLE, RELATED PARTY

         During the year ended December 31, 2008, the Company's majority shareholder, Adversor, Inc. ("Adveror") advanced funds of $98,740 to support operations. In 2008 Adversor donated $107,109 to the Company's capital, leaving a year end balance owed to Adversor of $110,000. During the nine months ended September 30, 2009, Adversor advanced an additional $7,470 to support operations. The balance owed to Adversor at September 30, 2009 is $117,470. The amounts owed are non-interest bearing and due on demand.

7.       STOCKHOLDERS' DEFICIENCY

         COMMON STOCK

         In October 2008, the Company entered into a Security Purchase Agreement (Security Purchase Agreement) with a third party. The Company received cash of $125,000 in exchange for 500,000 shares of restricted common stock and a warrant exercisable for 500,000 shares of the Company's restricted common stock. The warrant has an exercise price of $0.80 per share and a term of three years. The shares were sold at a price of $0.25 per share with $0.24 per share allocated to the common stock and $0.01 per share allocated to the warrant.

         In March 2009, per the Security Purchase Agreement, the Company received additional cash of $125,000 in exchange for 500,000 shares of restricted common stock and a warrant exercisable for 500,000 shares of the Company's restricted common stock. The warrant has an exercise price of $0.80 per share and a term of three years. The shares were sold at a price of $0.25 per share with $0.24 per share allocated to the common stock and $0.01 per share allocated to the warrant.

         In October 2008, the Company entered into a Services Agreements with two parties. The Services Agreements provides for the Company to receive services totaling up to $625,000 in connection with the development of its website and gaming software to be paid for by the issuance of up to 2,500,000 shares of the Company's common stock.

                               SUNGAME CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

         During the year ended December 31, 2008, the Company issued 1,600,000 of these shares in exchange for services performed at that time totaling $400,000. The shares were issued at a price of $0.25 per share. During the nine months ended September 30, 2009, the Company issued 600,000 of these shares in exchange for services performed totaling $150,000. The shares were issued at a price of $0.25 per share. In October 2009, the remaining 900,000 shares were issued.

         WARRANTS

         At September 30, 2009, the following warrants to purchase common stock were outstanding:

                NUMBER OF COMMON
            SHARES COVERED BY WARRANTS    EXERCISE PRICE      EXPIRATION DATE

                    500,000                   $0.80            October 2011
                    500,000                   $0.80             March 2012
         ------------------------------
            Total 1,000,000

F.  SELECTED FINANCIAL INFORMATION

Not applicable.


G.  SUPPLEMENTARY FINANCIAL INFORMATION

Not applicable.


H. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH OUR AUDITED FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED HEREIN. FORWARD-LOOKING STATEMENTS ARE STATEMENTS NOT BASED ON HISTORICAL INFORMATION AND WHICH RELATE TO FUTURE OPERATIONS, STRATEGIES, FINANCIAL RESULTS OR OTHER DEVELOPMENTS. FORWARD LOOKING STATEMENTS ARE NECESSARILY BASED UPON ESTIMATES AND ASSUMPTIONS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND OUR CONTROL AND MANY OF WHICH, WITH RESPECT TO FUTURE BUSINESS DECISIONS, ARE SUBJECT TO CHANGE. THESE UNCERTAINTIES AND CONTINGENCIES CAN AFFECT ACTUAL RESULTS AND COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENTS MADE BY, OR ON OUR BEHALF. WE DISCLAIM ANY OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS.

Since January 1, 2009, the Company has focus on making improvements to its network architecture. The Company has enhanced the overall appearance of the site; what was formerly SunIsland is now GameConnect.com, and has a world view. This updated version features landmarks and buildings from around the world, such as the Great Wall of China, the Pyramids, the Hollywood sign, etc.

In an effort to optimize and manage our growth, the Company has segregated its operation into two divisions, consumer and business to business.

The consumer division, now branded as GameConnect.com (GameConnect), continues to focus on the continued development and implementation of SunGame's Virtual World Systems for individuals. GameConnect is available to users in both the United States and Canada. The site focuses on targeting men and women, ages 18 to 28, the primary focus is on the development of a virtual community through casual games and other social networking activities.

GameConnect now offers a number of free applications, including, game play, chat, music download, and limited customization of their virtual world. Subscribers have access to a growing number of features, currently including; significant customization of their virtual world and avatar, including accessories, furniture, clothing, etc. Subscribers can download music, upload videos and pictures, challenge friends to and compete in online game tournaments, earning SunGameBucks for further use in the GameConnect community. The system now includes a cross platform solution where mobile users with Java and Internet can log in to the Virtual World, see a list over the friends that are on line and are able to chat with them.

In addition to working on the continued development of the GameConnect virtual world, the Company continues to establish its capabilities to offer virtual world development and support functions for third parties.

RESULTS OF OPERATIONS

FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2009 COMPARED WITH THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2008

During the nine months ended September 30, 2009 and September 30, 2008, we did not recognize any revenues from our operational activities.

During the nine months ended September 30, 2009, we incurred a total operational expense of $294,660 compared to $80,330 for the nine months ended September 30, 2008. The increase of $214,330 was a result of the increase of $158,533 in website development costs, combined with increases of $40,980 in legal and professional expenses and $21,302 in consulting expenses. These increases are a result of our increased operational activities and our efforts to file a Registration Statement of Form S-1 with the Securities and Exchange Commission.

During the nine months ended September 30, 2009, we incurred a net loss of $294,660 compared to a net loss of $80,330 for the nine months ended September 30, 2008. The increase of $214,330 was a result of the increase in operational expenses as discussed in the preceding paragraph.

During the nine months ended September 30, 2009, recognized a net loss per share of $0.03 and during the nine months ended September 30, 2008, we recognized a net loss per share of $53.55 per share.

FOR THE YEAR ENDED DECEMBER 31, 2008 COMPARED WITH THE YEAR ENDED DECEMBER 31, 2007

During the years ended December 31, 2008 and 2007, we did not recognize revenue from our operational activities.

During the year ended December 31, 2008, we incurred total expenses of $980,353 compared to total expenses of $890,443 for the year ended December 31, 2007. The increase of $89,910 was a result of the $587,300 increase in stock based compensation and the $257,500 increase in consulting expenses offset by the $744,049 decrease in software development costs compared to the prior year. Such increases were a result of our increased operational activities with the beta testing and launching of our website.

During the year ended December 31, 2008, we recognized a net loss of $980,353 compared to $890,443 in net losses for the year ended December 31, 2008. The $89,910 increase was a result of the increases discussed in the preceding paragraph.

During the year ended December 31, 2008, we recognized a net loss per share of $0.46 and during the year ended December 31, 2007 a net loss per share of $593.63.

LIQUIDITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2009

At September 30, 2008, we had cash on hand of $3,252 and total assets of $4,373, consisting of cash of $3,252 and net fixed assets of $1,121. At September 30, 2009, we had total current liabilities of $300,420, consisting of $165,000 in contract payables and $117,470 loan payable to a shareholder. At September 30, 2009, we had a working capital deficit of $297,168.

During the nine months ended September 30, 2009, cash used in operating activities was $151,503 compared to $80,330 during the nine months ended September 30, 2008. During the nine months ended September 30, 2009, net losses of $294,660 were adjusted for non-cash items of $207 in depreciation and compensatory stock issuances of $150,000. During the nine months ended September 30, 2008, there were not any adjustments for non-cash items.

During the nine months ended September 30, 2009 and 2008, we did not receive or use cash in investing activities.

During the nine months ended September 30, 2009, we received $132,470 from our financing activities. During the nine months ended September 30, 2008, we received $78,740 from our financing activities.

In March 2009, per the existing Security Purchase Agreement, we received cash of $125,000 in exchange for 500,000 shares of restricted common stock. The shares were sold at a price of $0.25 per share.

During the year ended December 31, 2008, the Company's majority shareholder, Adversor advanced funds of $98,740 to support operations. In 2008 Adversor donated $107,109 to the Company's capital, leaving a year end balance owed to Adversor of $110,000. During the nine months ended September 30, 2009, Adversor advanced an additional $7,470 to support operations. The balance owed to Adversor at September 30, 2009 is $117,470. The amounts owed are non-interest bearing and due on demand.

FOR THE YEAR ENDED DECEMBER 31, 2008

At December 31, 2008, we had cash on hand of $22,286 and total assets of $23,613, consisting of cash of $22,286 and net fixed assets of $1,327. At December 31, 2008, we had total current liabilities of $300,000, consisting of $190,000 in contracts payable and $110,000 loan payable to a shareholder. At December 31, 2008, we had a working capital deficit of $277,714.

During the year ended December 31, 2008, cash used in operating activities was $203,007 compared to $115,443 during the year ended December 31, 2007. During the year ended December 31, 2008, net losses of $980,353 were adjusted for non-cash items consisting of $46 in depreciation, and $587,300 in compensatory stock issuances. During the year ended December 31, 2007, net losses of $890,443 were not adjusted for non-cash items.

During the year ended December 31, 2008, we used $1,373 in our investing activities. The $1,373 was used to purchase office equipment. During the year ended December 31, 2007, we did not use or receive funds from investing activities.

During the year ended December 31, 2008, we received $223,740 from our financing activities. During the year ended December 31, 2007, we received $118,396 from our financing activities.

During the year ended December 31, 2007, our majority shareholder, Adversor, Inc. (Adversor) advanced funds of $118,369 to us for operations. During the year ended December 31, 2008, we repaid $8,369 of the outstanding amount. December 31, 2008, Adversor is owed $110,000. These funds are non-interest bearing and due on demand.

During the year ended December 31, 2008, Adversor advanced $107,109 to support operations. Adversor forgave the total $107,109 and the Company has treated it as capital contribution and an increase the Additional Paid In Capital.

In October 2008, we entered into a Security Purchase Agreement (Security Purchase Agreement) with a third party, we received cash of $125,000 in exchange for 500,000 shares of restricted common stock and a warrant exercisable for 500,000 shares of our restricted common stock. The warrant has an exercise price of $0.80 per share and a term of three years. The shares were sold at a price of $0.25 per share with $0.24 per share allocated to the common stock and $0.01 per share allocated to the warrant.

In October 2008, we entered into a Services Agreements with two parties. The Services Agreements provides for us to receive services totaling up to $625,000 in connection with the development of our website and gaming software to be paid for by the issuance of up to 2,500,000 shares of our common stock. During the year ended December 31, 2008, we issued 1,600,000 of these shares in exchange for services performed at that time totaling $400,000. The shares were issued at a price of $0.25 per share.

In October 2008, we issued 4,123,500 shares of our restricted common stock to our majority shareholder, Adversor, in exchange for their efforts in the settlement of $775,000 of outstanding accounts payable owed to an unrelated third party vendor. The shares were issued at a price of $0.188 per share.

In September 2008, we issued 1,373,000 shares of our restricted common stock to our director, Mr. Goss as payment for services totaling $137,5,00. The shares were issued at a price of $0.10 per share.

In June 2008, we issued 902,000 shares of our restricted common stock to Friedland, in exchange for services totaling $50,000 provided under the Finance Advisory Services Agreement. The shares were issued at a price of $0.055 per share.

During the year ended December 31, 2008, our majority shareholder, Adversor, paid $20,000 for services on our behalf. In addition, during the year ended December 31, 2008, Adversor forgave $87,109 in debt owed to them. We have treated such amounts as capital contributions and as such have increased Additional Paid in Capital by $107,109.

The following table presents the projected Budget for the period of June 2009 through June 2010, of which we have approximately $22,286 on hand at December 31, 2008, and budget for expanded operations funded through our offering of Shares underlying Warrants. We anticipate using the funds raised by our Offering Units without ascribing any priority to category. Management will have complete discretionary control over the actual utilization of said funds and there can be no assurance as to the manner or time in which said funds will be utilized.

                                    TABLE III
                            LIMITED OPERATIONS BUDGET
                      (ASSUMING NO OTHER CAPITAL IS RAISED)

 EXPENDITURE ITEM                                        25%                 50%                75%                 100%
-------------------------------------------------------------------------------------------------------------------------
System Development and Integration                  $150,000           $ 350,000          $ 350,000             $390,000
Professional Fees                                    $50,000             $50,000            $60,000              $70,000
Sales, Marketing, Strategic Partnerships             $50,000            $150,000           $300,000             $440,000
General & Administrative                             $25,000            $100,000           $200,000             $200,000
Working Capital                                      $25,000            $100,000           $215,000             $400,000
                                                    ---------          ----------         ----------            ---------

Total                                               $300,000            $750,000         $1,125,000           $1,500,000

We will need substantial additional capital to support our proposed future operations. We have NO revenues. We have NO committed source for any funds as of date here. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.

We anticipate using the funds raised by the sale of our Units to pay listed categories as shown in the Table IV below. Although we have identified specific applications for the funds anticipated to be generated by the sale of our Units and we will apply the net proceeds of this offering to general corporate funds. Management will have complete discretionary control over the actual utilization of said funds and there can be no assurance as to the manner or time in which said funds will be utilized. We have set budget categories as shown in the Table IV and will prioritize as shown in the table by the categories under each respective percentage. If less than all Securities offered by us are sold, we will reduce the allocation of funds raised to the categories as shown in the Table IV, but without setting any priority of usage at this time.

                                    TABLE IV

                                                         UNIT SALE PROCEEDS
                                             ----------------------------------
System Development and Integration                                    $390,000
Professional Fees                                                       70,000
Sales and Marketing                                                    440,000
General and Administrative                                             200,000
Working Capital                                                        400,000
                                             ----------------------------------
TOTAL                                                               $1,500,000
                                             ==================================

We will need substantial additional capital to support our proposed future operations. We have NO revenues. We have NO committed source for any funds as of date here. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.

As a result of becoming a publicly reporting company with the SEC we will incur costs in connection with complying with the reporting requirements of the SEC. Such costs will include annual audits and those legal costs in connection with making filings with the SEC. We have accounted for such costs in professional fees and general and administrative costs in the Table III. We do not anticipate such costs to be material after the effectiveness of this Registration Statement.

Because of the limited financial resources that we have, it is unlikely that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one area will subject us to economic fluctuations within the virtual world industry and therefore increase the risks associated with our operations due to lack of diversification.


We anticipate generating the vast majority of our revenues from our advertisers. Advertisers can generally terminate their contracts, at any time. Advertisers could decide to not do business with us if their investment in advertising with us does not generate sales leads, and ultimately customers, or if we do not deliver their advertisements in an appropriate and effective manner. If we are unable to remain competitive and provide value to advertisers, they may stop placing ads with us, which would negatively harm future revenues and business. In addition, expenditures by advertisers tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns. Any decreases in or delays in advertising spending due to general economic conditions could delay or reduce our revenues or negatively impact our ability to grow our revenues.


In the event we are unable to achieve  additional  capital  raising  through our
Warrants exercise, we will limit operations to fit within our capital availability. In such event, we will probably seek loans for operating capital. We have not achieved any commitments for loans from any source. In any event our business can be operated with a skeleton staff and have limited advertising/marketing budget, which could cause us to remain unprofitable and eventually fail.

GOING CONCERN

The independent registered public accounting firm's report on our financial statements as of December 31, 2008 and 2007 includes a "going concern" explanatory paragraph that describes substantial doubt about our ability to continue as a going concern.

We are dependent on raising additional equity and/or, debt to fund any negotiated settlements with our outstanding creditors and meet our ongoing operating expenses. There is no assurance that we will be able to raise the necessary equity and/or debt that we will need to be able to negotiate acceptable settlements with our outstanding creditors or fund our ongoing operating expenses. We cannot make any assurances that we will be able to raise funds through such activities.

CAPITAL RESOURCES

We have only common stock as our capital resource.

We have no material commitments for capital expenditures within the next year, however if operations are commenced, substantial capital will be needed to pay for participation, investigation, exploration, acquisition and working capital.

NEED FOR ADDITIONAL FINANCING



We do not have capital sufficient to meet our cash needs. We have not generated revenue and have minimal resources to conduct planned operations. We estimate that our monthly expenses to commence planned operations within the next 12 months are approximately $24,000 (approximately $300,000 per year). Thus, using currently available capital resources (the primary source of which is non-binding commitments and expectations from management and current shareholders), we expect to be able to conduct planned operations for a minimum period of 2-3 months. In addition, if only 20% of the Units offered herein are sold to the public (approximately $300,000), we will still have sufficient funds to implement planned operations for 12 months.

At the present time, we have not made any arrangements to raise additional cash, other than through this offering. Should our efforts to raise additional capital through this offering fail, management and current shareholders are expected, but have not committed, to provide the necessary working capital so as to permit us to conduct planned operations until such time as we have begun to generate revenue and/or have become sufficiently funded. However, if we do not begin to generate revenue or cannot raise additional needed funds, we will either have to suspend development operations until we do raise the funds, or cease operations entirely.


In addition, the United States and the global business community is experiencing severe instability in the commercial and investment banking systems which is likely to continue to have far-reaching effects on the economic activity in the country for an indeterminable period. The long-term impact on the United States economy and our operating activities and ability to raise capital cannot be predicted at this time, but may be substantial.

CRITICAL ACCOUNTING POLICIES

We have identified the policies below as critical to its business operations and the understanding of our results from operations. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Conditions and Results of Operations where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see Note 1 in the Notes to the Consolidated Financial Statements beginning on page F-6 for the years ended December 31, 2008 and 2007. Note that our preparation of this document requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of expenses during the reporting periods. There can be no assurance that actual results will not differ from those estimates.

RISKS AND UNCERTAINTIES

We operate in an emerging industry that is subject to market acceptance and technological change. Our operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

SOFTWARE COSTS

The costs for internal use software, whether developed or obtained, are assessed to determine whether they should be capitalized or expensed in accordance with American Institute of Certified Public Accountants' Statement ("SOP") 98-1,
"Accounting  for the  Costs of  Computer  Software  Developed  or  Obtained  for
Internal Use". Capitalized software costs are reflected as property and equipment on the balance sheet and are to be depreciated when we begin recording revenue the deemed date that the software is placed in service. As of the date of these financial statements the development of the software necessary to achieve the business purposes of our Company is in an undeterminable state causing us to deem the asset to be impaired. This conclusion requires that the costs incurred to date be treated as expenses as opposed to the capitalizing of the software.

START-UP COSTS

Start-up costs that would commonly be capitalized as Other Assets to be amortized over a period of five years have also been deemed to be impaired for the same reasons stated in the paragraph on "Software Costs". Based on these circumstances, management has elected to expense these start-up costs as well.

"Long-lived assets" are reviewed for impairment of value whenever events or changes in circumstances indicate that the carrying value of the assets might not be recoverable or at least at the end of each reporting period. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying value of an asset is not recoverable. For Long-lived assets to be held and used, management measures fair value based on quoted market prices or based on discounted estimates of future cash flows.

I. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

Not applicable.

J.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

K.  DIRECTORS AND EXECUTIVE OFFICERS

             NAME           AGE                POSITION            TERM
--------------------------------------------------------------------------------

Guy M. Robert               46       President, CEO and Director  Annual
Michael Segal               67       Secretary/Treasurer and      Annual
                                     Director
Ranulf Jose Goss            31       Director                     Annual

Our President, Mr. Robert, and our Director, Mr. Goss, are spending up to 40 hours per week on our business at this time, and our controller and technical manager are part-time, as needed.

GUY M. ROBERT - PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR

Mr. Robert has served as the President, Chief Executive Officer and a Director of SunGame since inception. He also serves as President of Adversor, Inc., a beneficial owner of SunGame Corporation, since incorporation. After a career in IT consulting and Global Product Management for Ericsson 1989-1992 and Vodafone from 1992-1995, Mr. Robert has focused his entrepreneurial spirit and management capabilities within the international IT community. He established and was a Director or CEO of companies such as XPonCard Thailand Ltd.1999-2004, MobylNet SL, Spain, 2002-2005 and Communication Information Services 2000-2004 which was acquired by a publicly listed group. Mr. Robert is a Market Economist, graduated from the Stockholm Market Institute.

MICHAEL SEGAL - SECRETARY/TREASURER AND DIRECTOR

Michael Segal has been our director since June 8, 2007. Since 2001, he has been President of Segal Cirone Services Inc., a financial consulting company that advises institutions, banks and high net worth individuals. He is a Principal, Options Compliance Principal and Branch Office Manager of Whitaker Securities LLC, a member of the Financial Industry Regulatory Authority (FINRA) since October 23, 2006. Prior to that, Mr. Segal had served as President of Alexander Westcott & Co., Inc., a Broker/Dealer registered with NASD and Secretary of the board of directors of its parent company, President of the Financial Commerce Network Inc., a public company, President of Lamborn Securities Inc., a Broker/Dealer registered with NASD, Branch Manager of Geldermann Securities Inc., President of Greentree Commodities, a Branch Manager at REFCO, Inc., and a Senior Vice President at Shearson American Express. He is also individually registered as an Introducing Broker with the Commodity Futures Trading Commission and a member of the National Futures Association and a founding member of the Managed Funds Association. Mr. Segal received a B.B.A. in marketing and economics from the University of Miami in Florida. Mr. Segal sits on the board of directors of China Agri Business Inc. (CHBU.BB), and Biostar Pharmaceuticals, Inc. (BSPM.BB), public companies traded on the US OTC Bulletin Board. Additionally Mr. Segal sits on the board of directors of the following privately held companies: China Power Equipment Inc.; Jiali Pharmaceuticals Inc.; and Asia Nutracueticals Consulting Co. Ltd.

RANULF JOSE GOSS - DIRECTOR

Mr. Goss has been a Director of SunGame Corporation since October 2008. As CEO of SunGame SEA, Mr. Goss manages online virtual world and walkthrough development for SunGame US. Prior to joining the Company, he was a Producer at Matahari Studios, a leading game development company in the Philippines. As the senior project manager he oversaw supplier relationships, academic relationships and technical research. From February to May 2006, Mr. Goss was Chief Game Architect at E-commerce Percs, where he lead the PC game development team, and was Project Manager for Online MMORPG being Co-developed with a Korean Online Game. In August 2005, he founded SlyceSoft Games Development, the premier 3-D Digital game producer company in the Philippines. Directly managed the artistic and technical team that planned, designed, and developed the Away-Agila, the upcoming first and only 3-D Filipino folklore-based adventure game in the Philippines. The game was released in prototype in May 2005 and is expected to be published in late 2009. From 1999 to July 2005, Mr. Goss held several positions with TrendMicro, Inc. His senior position was Global Database Administrator where he managed the day-to-day operations of multiple, multi-tier, distributed, large-scale SQL server databases to service the real-time technical support needs of customers in the United States, Europe, and Philippines. Prior to that he was the Quality Assurance Engineer, where he was responsible for leading the QA project team that was involved in the planning and executing testing efforts of specific software upgrades for multiple, multi-tier, distributed, large-scale SQL server databases environment. His first position with the company was as a Systems Engineer, providing customer support for the installation and use of Trend Micro products. Wrote advanced T-SQL ueries, complex joins, indexes, Data Transformation Services (DTS), triggers, stored procedures, data extraction, transformation, and validation of SQL queries.

Mr. Goss is currently Chairperson, Manila Chapter, International Game Developers Association. He attended La Salle University where he obtained a B.S. in Computer Studies.

CONFLICTS OF INTEREST - GENERAL.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While each officer and director of our business is engaged in business activities outside of our business, the amount of time they devote to our business will be up to approximately 40 hours per week.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

PROJECTED STAFF

STAFFING

Currently, we have no employees except our President, Mr. Robert, and a Director, Mr. Goss, who work up to 40 hours per week. This lean staffing is possible in this phase because of our determination to outsource all operating functions. Our staff positions will be filled as budget allows and business demands require, and the positions may be altered in response to business needs.

L.  EXECUTIVE AND DIRECTORS COMPENSATION

                                  COMPENSATION

The following table sets forth certain information concerning compensation of the President and our most highly compensated executive officers for the fiscal years ended December 31, 2008, 2007 and 2006 the ("Named Executive Officers"):

                      SUMMARY EXECUTIVES COMPENSATION TABLE

                                                                                NON-QUALIFIED
                                                                  NON-EQUITY      DEFERRED
                                                      OPTION    INCENTIVE PLAN  COMPENSATION    ALL OTHER
   NAME &            SALARY   BONUS    STOCK AWARDS   AWARDS    COMPENSATION     EARNINGS     COMPENSATION   TOTAL
  POSITION    YEAR     ($)     ($)          ($)          ($)         ($)             ($)           ($)         ($)
----------------------------------------------------------------------------------------------------------------------
Guy M.
Robert,
President(1)  2006      0       0            0            0           0               0             0           0
              2007      0       0            0            0           0               0           $6,000     $6,000
              2008      0       0            0            0           0               0           $6,000     $6,000
--------------------


     (1) Mr. Robert does not receive a salary for his services from SunGame. Mr. Robert is an employed as an executive officer of the Company by Adversor, Inc., a majority shareholder of the Company. Mr. Robert owns 49% of Adversor, Inc. and receives 49% of any dividends paid by Adversor as compensation for his services. Mr. Robert does not have an employment agreement with Adversor. Mr. Robert's dividend payments by Adversor are shown as other compensation in the above table.

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information concerning outstanding equity awards held by the President and our most highly compensated executive officers for the fiscal year ended December 31, 2008 (the "Named Executive Officers"):



                                   OPTION AWARDS                                        STOCK AWARDS
            ----------------------------------------------------------  ---------------------------------------------
                                                                                                            Equity
                                                                                                           incentive
                                        Equity                                                   Equity      plan
                                      incentive                                                incentive    awards:
                                         plan                                                     plan     Market or
                                       awards:                                                  awards:     payout
             Number of    Number of   Number of                                      Market    Number of   value of
             securities  securities   securities                         Number of  value of    unearned   unearned
             underlying  underlying   underlying                         shares or  shares of   shares,     shares,
            unexercised  unexercised unexercised               Option    units of   units of    units or   units or
            options (#)  options (#)   unearned              expiration stock that stock that    other      others
    Name    exercisable unexercisable  options      Option      date     have not   have not  rights that   rights
                                         (#)       exercise               vested     vested     have not   that have
                                                    price                   (#)        ($)     vested (#) not vested
                                                     ($)                                                      ($)
----------------------------------------------------------------------------------------------------------------------
Guy M.           0            0           0           0           0          0          0          0           0
Robert,
President
and CEO

Michael          0            0           0           0           0          0          0          0           0
Segal,
Secretary
and
Treasurer


                              DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation paid to our directors for services as directors, but not including compensation for services as officers reported in the "Summary Executives Compensation Table" during the year ended December 31, 2008:

                                                                          Non-qualified
                                                            Non-equity      deferred
                Fees earned                               incentive plan  compensation     All other
                 or paid in   Stock awards Option awards compensation ($)   earnings     compensation      Total
     Name           cash          ($)           ($)                            ($)            ($)           ($)
                    ($)
----------------------------------------------------------------------------------------------------------------------
Guy M. Robert      $ -0-         $ -0-         $ -0-          $ -0-           $ -0-          $ -0-         $ -0-
(1)

Michael            $ -0-         $ -0-         $ -0-          $ -0-           $ -0-         $ 27.50       $ 27.50
Segal(2)

Ranulf Jose        $ -0-         $ -0-         $ -0-          $ -0-           $ -0-        $ 137,500     $ 137,500
Goss (3)
----------------------

(1) Mr. Robert does not receive a salary for his services from SunGame. Mr. Robert is an employed as an executive officer of the Company by Adversor, Inc., a majority shareholder of the Company. Adversor, Inc. compensates Mr. Robert for his services. Mr. Robert is an owner of Adversor, Inc.

(2) During the year ended December 31, 2008, Mr. Segal was issued 500 shares of the Company's restricted common stock for services at $0.055 for $27.50. Mr. Segal was issued these shares in connection with his services as the Company's secretary.


(3) During the year ended December 31, 2008, Mr. Goss, received 1,375,000 shares of the Company's restricted common stock as payment for services he has performed for the Company other than in his capacity as a director of the Company. The shares were valued at $0.10 per share for $137,500.


Our directors do not receive compensation for their attendance at meetings of the board of directors.

All of our officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

It is possible that situations may arise in the future where the personal interests of the officers and directors may conflict with our interests. Such conflicts could include determining what portion of their working time will be spent on our business and what portion on other business interest. To the best ability and in the best judgment of our officers and directors, any conflicts of interest between us and the personal interests of our officers and directors will be resolved in a fair manner which will protect our interests. Any transactions between us and entities affiliated with our officers and directors will be on terms which are fair and equitable to us. Our Board of Directors intends to continually review all corporate opportunities to further attempt to safeguard against conflicts of interest between their business interests and our interests.

We have no intention of merging with or acquiring an affiliate, associated person or business opportunity from any affiliate or any client of any such person.

Directors receive no compensation for serving.

M. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF SEPTEMBER 30, 2009


There are currently 100,000,000 common shares authorized of which 10,000,000 are outstanding.


The following sets forth information with respect to ownership by Officers and Directors individually, Officers and Directors as a Group, and by holders of more than five percent (5%) of our common stock:

   TITLE OF CLASS        NAME AND ADDRESS OF      AMOUNT AND NATURE OF  PRE-OFFERING PERCENT   POST-OFFERING PERCENT
                         BENEFICIAL OWNER(1)       BENEFICIAL OWNER(2)        OF CLASS               OF CLASS
                                                                                                   (POST RESALE)
----------------------------------------------------------------------------------------------------------------------
Common shares       Guy M. Robert, President and              4,100,000        39.04%                 33.88%
                    CEO (beneficially through
                    Adversor, Inc. as President)

Common shares       Adversor, Inc.                            4,100,000        39.04%                 30.37%

Common shares       Michael Segal,                                  500        <0.01%                 <0.01%
                    Secretary/Treasurer

Common shares       Ranulf Jose Goss, Director                1,373,000        13.08%                 10.17%

Common shares       Sudhir Shah                               1,000,000         9.52%                  7.41%

Common shares       Diamond Star Exports LTD (3)              2,500,000        23.81%                 18.52%

Common shares       Mindzeye Consulting Pte, Ltd.               100,000         0.01%                 <0.01%

Common Shares       Jeffrey Friedland (4)                       535,000         5.10%                  3.96%

                    Officers and Directors as a               5,473,500        52.13%                 40.54%
                    Group (3 people)
---------------------

(1) Unless otherwise stated above, the address of beneficial owner is c/o SunGame Corporation, 501 Silverside Road, Suite 105, Wilmington, DE 19809.
(2) Beneficial ownership of each person is shown as calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, which includes all securities that the person, directly, or indirectly through an contract, arrangement, understanding, relationship or otherwise has or shares voting power which includes the power to vote or direct the voting of a security, or investment power, which includes the power to dispose, or direct the disposition of such security.
(3) Mr. Sudhir Shah holds the voting and dispositive powers for Diamond Star Exports, Ltd. (4) Mr. Freidland holds the voting power and dispositive powers over 535,000 shares of our common stock through the following entities; Philadelphia New York Investors, Global Investment Advisers, LLC, China America Holdings, Strategic Technology Advisors, LLC, VAC Edwards, LLC, Wall Street Global Research, LLC, and Western Technology Investors, LLC.

N. CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS, PROMOTERS AND CONTROL PERSONS

Other than the stock transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our founders, directors, executive officers, shareholders or any members of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Mr. Roberts, our Chief Executive Officer and a director of the Company, is the founder and organizer of SunGame. Mr. Robert does not receive a salary for his services from SunGame. Mr. Robert is an employed as an executive officer of the Company by Adversor, Inc., a majority shareholder of the Company. Adversor, Inc. compensates Mr. Robert for his services. Mr. Robert is an owner of Adversor, Inc.


Because of his present management positions with, his organizational efforts on behalf of and his percentage share ownership in our company, Mr. Robert may be deemed to be a "promoter," as that term is defined in Rule 405 of the Securities Act of 1933.


In October 2008, Diamond Star Export, Ltd. and Adversor, Inc., greater than 10% shareholders of our Company, entered into Lock Up Agreements with us whereby they agreed to that, until the earlier of 1) 90 days after the shareholder's stock has been registered under an effective Registration Statement with the SEC, 2) the second anniversary of the date of the agreement or a 3) 90 days after Change in Control (as defined in the Securities Exchange Act of 1934), that they will not make or cause any sale more than 5% of shares outstanding per quarter, irrespective of whether their shares are subsequently registered. In exchange each received $100.

In October 2008, Mr. Ranulf Goss, our director, entered into a LockUp Agreement with us whereby they agreed to that, until the earlier of 1) 90 days after the shareholder's stock has been registered under an effective Registration Statement with the SEC, 2) the second anniversary of the date of the agreement or a 3) 90 days after Change in Control (as defined in the Securities Exchange Act of 1934), that they will not make or cause any sale more than 5% of shares outstanding per quarter, irrespective of whether their shares are subsequently registered. In exchange he received $100.

In March 2009, per the Security Purchase Agreement with Mindzeye Consulting Pte, Ltd., we received cash of $125,000 in exchange for 500,000 shares of restricted common stock. The shares were sold at a price of $0.25 per share.

During the year ended December 31, 2008, our majority shareholder, Adversor, paid $20,000 for services on our behalf. In addition, during the year ended December 31, 2008, Adversor forgave $87,109 in debt owed to them. We have treated such amounts as capital contributions and as such have increased Additional Paid in Capital by $107,109.

In October 2008, we issued 4,123,500 shares of our restricted common stock to our majority shareholder, Adversor, in exchange for their efforts in the settlement of $775,000 of outstanding accounts payable owed to an unrelated third party vendor. The shares were issued at a price of $0.188 per share.

In September 2008, we issued 1,373,000 shares of our restricted common stock to our director, Mr. Goss, as payment for services totaling $1,373,000. The shares were issued at a price of $0.10 per share.

During the year ended December 31, 2008, we entered into a Corporate Finance Advisory Services Agreement with Friedland Global Capital Markets, LLC
("Friedland"). The Agreement provides that we will pay a remaining total of $65,000 for services as set forth in the Agreement and $140,000 upon the commencement of the trading of our stock. These funds payable are non-interest bearing and due on demand. At September 30, 2009, we owe Friedland a total of $65,000.

In June 2008, we issued 902,000 shares of our restricted common stock to Friedland, in exchange for services totaling $50,000 provided under the Finance Advisory Services Agreement. The shares were issued at a price of $0.055 per share.

During the year ended December 31, 2008, Adversor advanced $107,109 to support operations. Adversor forgave the total $107,109 and the Company has treated it as capital contribution and an increase the Additional Paid In Capital.

During the year ended December 31, 2007, our majority shareholder, Adversor, Inc. (Adversor) advanced funds of $118,369 to us for operations. During the year ended December 31, 2008, we repaid $8,369 of the outstanding amount. At December 31, 2008, Adversor is owed $110,000. These funds are non-interest bearing and due on demand. During the nine months ended September 30, 2009, Adversor advanced funds of $7,470 to us for operations. At September 30, 2009, Adversor is owed $117,470.


ITEM 11A.  MATERIAL CHANGES

Not applicable.

ITEM 12.  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Not Applicable

ITEM 12A. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Delaware General Corporation Law us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Delaware General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of us and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Delaware General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Delaware General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Delaware General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to our bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Delaware Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                     [OUTSIDE BACK COVER PAGE OF PROSPECTUS]

PART  II  -  INFORMATION  NOT  REQUIRED  IN PROSPECTUS

ITEM 13.     Other Expenses of Issuance and Distribution                49
ITEM 14.     Indemnification of Directors and Officers                  49
ITEM 15.     Recent Sales of Unregistered Securities                    50
ITEM 16.     Exhibits and Financial Statement Schedules                 51
ITEM 17.     Undertakings                                               51
             Signatures                                                 53

                     DEALER PROSPECTUS DELIVERY REQUIREMENTS

Until one hundred twenty (120) days from the effective date of this registration statement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We have expended, or will expend fees in relation to this registration statement as detailed below:

                  EXPENDITURE ITEM                                 AMOUNT
--------------------------------------------------------------------------------
Attorney Fees                                                           $13,000
Audit Fees                                                               $7,500
Transfer Agent Fees                                                      $2,000
SEC Registration and Blue Sky Registration fees (estimated)              $1,000
Printing Costs and Miscellaneous Expenses (estimated)                    $1,500
                                                                         ------
TOTAL                                                                   $25,000

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Delaware Revised Statutes and the bylaws.

Under the Delaware Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that it will indemnify the directors to the fullest extent not prohibited by Delaware law; provided, however, that we may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law,
(b) the proceeding was authorized by the board of directors, (c) is provided by us, in sole discretion, pursuant to the powers vested under Delaware law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that it will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of us, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of us.


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES


We have sold securities within the past three years without registering the securities under the Securities Act of 1933 as shown in the following table:

              NAME                         EQUITY            ($) PAID PER SECURITY  DATE OF PURCHASE   ACCREDITED OR
                                                                                                       SOPHISTICATED
------------------------------------------------------------------------------------------------------------------------
         Adversor, Inc.                    1,500               $1,500 services -          2006           Accredited
                                       Common Shares         formation of Company
         Adversor, Inc.                  4,123,500           $775,000 debt relief         2008           Accredited
                                       Common Shares
        Friedland Capital                 902,000              $50,000 corporate          2008           Accredited
                                       Common Shares       advisory finance services
        Ranulf Jose Goss                 1,375,000           $137,500 development         2008           Accredited
                                       Common Shares               services
  Mindzeye Consulting Pte, Ltd.           500,000                $125,000 cash            2008           Accredited
                                       Common Shares
  Mindzeye Consulting Pte, Ltd.           500,000                $125,000 cash            2008           Accredited
                                          Warrant
   Diamond Star Exports, Ltd.            1,600,000          $400,000 in programming       2008           Accredited
                                       Common Shares               services
  Mindzeye Consulting Pte. Ltd.           500,000                $125,000 cash            2009           Accredited
                                       Common Shares
  Mindzeye Consulting Pte. Ltd.           100,000             $25,000 development         2009           Accredited
                                       Common Shares               services


   Diamond Star Exports, Ltd.      900,000 Common Shares      Payment of services         2009           Accredited
                                                                under agreement


EXEMPTIONS FROM REGISTRATION FOR UNREGISTERED SALES

All of the sales by Company of the unregistered securities listed immediately above were made by the Company in reliance upon Section 4(2) of the Act. All of the individuals and/or entities listed above that purchased the unregistered securities were all known to the Company and its management, through pre-existing business relationships, as long standing business associates, friends, and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of the Company in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

--------------------------------------------------------------------------------
EXHIBIT    DESCRIPTION
NUMBER


3.1        Certificate of Incorporation                         (1)
3.2        Certificate of Amendment                             (1)
3.3        Bylaws of SunGame Corporation                        (1)
5.1        Opinion re: Legality                                 Filed Herewith
10.1       Guy M. Robert/SunGame Corporation                    (1)
           Employment Agreement
10.2       Lock-Up Agreement with Jeffrey Friedland,  Lorin     (1)
           Cohen, JL Penn Investments, Global Investment
           Advisors, LLC re: Adversor Incorporated
10.3       Lock-Up Agreement with Jeffrey Friedland,  Lorin     (1)
           Cohen, JL Penn Investments, Global Investment
           Advisors, LLC re: Diamond Star Export Ltd.
10.4       Lock-Up Agreement with Jeffrey Friedland,  Lorin     (1)
           Cohen, JL Penn Investments, Global Investment
           Advisors, LLC re: Ranulf Jose Goss
10.5       Lock-Up Agreement with Lafayette 543, LLC,           (1)
           Philadelphia New York Investors, and Global
           Investment Advisors, LLC
10.6       Securities Purchase Agreement with Mindzeye          (1)
           Consulting Pte Ltd
10.7       Services Agreement with Diamond Star Exports LTD     (1)
10.8       "A" Warrant Form                                     (1)
10.9       "B" Warrant Form                                     (1)
10.10      "C" Warrant Form                                     (1)
10.11      Confidentiality, Shareholders and Development
           Agreement Dated January 15, 2008                     Filed Herewith
10.12      Amendment to Confidentiality, Shareholders and
           Development Agreement Dated September 4, 2008        Filed Herewith
21         List of Subsidiaries                                 (2)
23.1       Consent of Attorney                                  Included in 5.1
23.2       Consent of Accountant                                Filed Herewith


--------------------------------------------------------------------------------

(1)   Incorporated  by  reference  to  the  Form  S-1   Registration   Statement
(#333-158946) filed with the Securities and Exchange Commission on May 1, 2009.

(2)   Incorporated  by  reference  to  the  Form  S-1   Registration   Statement
(#333-158946)  filed with the  Securities  and Exchange  Commission on August 7,
2009.

ITEM 17. UNDERTAKINGS

We hereby undertake the following:

That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, we will unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Post-Effective Amendment on Form S-1 and authorized this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on December 4, 2009.

                               SUNGAME CORPORATION


/s/ Guy M. Robert                                               December 4, 2009
------------------------------------------------------------
Guy M. Robert
(Principal  Executive  Officer, President and Chief Executive
Officer, Chief Financial Officer and Principal Accounting Officer)


In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.



/s/ Guy M. Robert                                               December 4, 2009
------------------------------------------------------------
Guy M. Robert, Director

/s/ Michael Segal                                               December 4, 2009
------------------------------------------------------------
Michael Segal, Director

/s/ Ranulf Jose Goss                                            December 4, 2009
------------------------------------------------------------
Ranulf Jose Goss, Director